Exhibit 4.4

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

XPENG INC.

June 28, 2020

i

SCHEDULES AND EXHIBITS

Schedule 1	List of Principals, Principal Shareholders and Addresses for Notices
Schedule 2	List of Investors and Addresses for Notices
Schedule 3	List of Officer Holdcos and Addresses for Notices
Schedule 4	Capitalization Table
Schedule 5	List of Company Competitors
Schedule 6	List of Alibaba Competitors
Schedule 7	List of Original Issue Dates and Original Issue Prices
Schedule 8	Aggregation for Information Rights

Exhibit A	Form of Deed of Adherence

ii

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (as may be amended, supplemented, modified or varied from time to time in accordance with the terms herein, this “Agreement”) is made and entered into as of June 28, 2020 by and among:

(1)    (A) XPeng Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”) with the company number 346382; (B) XPeng Limited, a BVI business company incorporated with limited liability under the Laws of the British Virgin Islands with the company number 2003714; (C) XPeng (Hong Kong) Limited, a limited liability company incorporated under the Laws of Hong Kong with the company number 2795115; (D) Guangdong Xiaopeng Motors Technology Co., Ltd. (广东小鹏汽车科技有限公司), a limited liability company organized under the Laws of PRC with the unified social credit code 91440101MA5CTGH317 (the “WFOE”); and (E) Guangzhou Chengxing Zhidong Automobile Technology Co., Ltd. ( 广州橙行智动汽车科技有限公司 ), a limited liability company organized under the Laws of PRC with the unified social credit code 91440113327605503R (the “Domestic Company”);

(2)    each of the individuals listed in Schedule 1 hereto under the heading “Principal” (each, a “Principal”), and each Person listed in Schedule 1 hereto opposite such Principal’s name under the heading “Principal Shareholder” (the “Principal Shareholder” of such Principal);

(3)    each of the Persons listed in Schedule 2 hereto under the heading “Investor” (each, an “Investor”);

(4)    each of the Persons listed in Schedule 3 hereto under the heading “Officer Holdcos” (each, an “Officer Holdco”); and

(5)    XPeng Fortune Holdings Limited, a business company incorporated with limited liability under the Laws of the British Virgin Islands (the “ESOP Holdco”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, certain Parties hereto entered into a Third Amended and Restated Shareholders Agreement on April 10, 2020 (the “Original Shareholders Agreement”);

WHEREAS, on the date hereof, the Shareholders of the Company and their respective holdings of Equity Securities of the Company are set forth in CAPITALIZATION TABLE in Schedule 4 hereto; and

WHEREAS, the Parties desire to enter into this Agreement on the terms and conditions set forth herein to, among other things, regulate the affairs of the Company and the rights of the Shareholders.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.1    Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“1% Information Rights Holder” has the meaning set forth in Section 2.1(a).

“2% Information Rights Holder” has the meaning set forth in Section 2.1(a).

“2019 ESOP Plan” means the XPeng Inc. 2019 Equity Incentive Plan, to be adopted on June 28, 2020, pursuant to which the Company is authorized to issue 161,462,100 Class A Ordinary Shares thereunder, as may be amended from time to time.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person; provided that for purposes of this Agreement, none of the Group Companies shall be deemed to be an Affiliate of any Investor, and vice versa. With respect to any such Person who is a natural person, “Affiliate” of such Person shall also include such Person’s Family Members and trusts for bona fide estate planning purpose. For the avoidance of doubt and notwithstanding the foregoing, for purposes of this Agreement, Ant Small and Micro Financial Services Group Co., Ltd. (浙江蚂蚁小微金融服务集团股份有限公司 ) (a company organized under the Laws of the PRC) and its Affiliates shall be deemed Affiliates of Alibaba.

“Agreement” has the meaning set forth in the Preamble.

“Alibaba” means Taobao China Holding Limited.

“Alibaba Competitor” means any Person directly or indirectly competing with the business engaged by Alibaba, Alibaba Group Holding Limited or their respective Affiliates (including any independent investment subsidiary or department under non-financial companies, but excluding any professional and purely financial investment institutions), but limited to the Persons set forth in Schedule 6 hereto (as such schedule may be updated from time to time in accordance with the terms herein) and each of such Person’s Affiliates. Alibaba may, with the prior written consent of the Company, update such schedule by written notice to the other Parties; provided that (A) Alibaba may not update such schedule more than once in any consecutive 12-month period, and (B) the total number of Alibaba Competitors set forth in such schedule shall not at any time exceed three (3) (counting any Person therein and its Affiliates collectively as one (1) Alibaba Competitor).

“Alibaba Cooperation Agreement” means the Cooperation Agreement (业务合作协议), dated August 1, 2018, by and between the Domestic Company and Alibaba (China) Technology Co., Ltd. ( 阿里巴巴 ( 中国 ) 网络技术有限公司 ), as may be amended from time to time.

“Alibaba Redemption Event” means, unless otherwise waived by Alibaba, the Company’s failure to cure, within a reasonable cure period (as reasonably determined by Alibaba by written notice to the Company) after the occurrence of a breach by any of the Company, the Principals, the Principal Shareholders, the Officer Holdcos or the ESOP Holdco of its obligations under the Undertaking Letter, the Alibaba Cooperation Agreement or the Transaction Documents that has, individually or together with other breaches by the foregoing Persons of their obligations under the Undertaking Letter, the Alibaba Cooperation Agreement or the Transaction Documents, caused a material adverse effect on the business, goodwill, or brand of Alibaba.

“Beneficial Owner” of any security means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) the voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) the investment power, which includes the power to dispose, or to direct the disposition of, such security. “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Big Four Firms” means Deloitte Touche Tohmatsu, Ernst & Young, KPMG and PricewaterhouseCoopers, including their local Affiliates.

“Board” has the meaning set forth in Section 3.1(a).

“Breaching Party” has the meaning set forth in Section 8.3.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in Hong Kong, the Cayman Islands, Singapore or the PRC are authorized or required by Law or executive order to close, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Chairman” has the meaning set forth in Section 3.1(b).

“Change of Control” means any of the following: (i) the Principals, the Principal Shareholders, the Officer Holdcos and the ESOP Holdco ceasing to collectively Control the Company or Beneficially Own more Shares than any other Shareholder, (ii) an acquisition, in one or a series of transactions, by any Person and/or such Person’s Affiliates, after which (A) such Person gains Control over the Board or has the ability to appoint a majority of the members of the Board, or (B) Beneficially Owns at least 50% of the Shares of the Company on a fully-diluted basis.

“Charter Documents” means, with respect to a legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Shares” means the class A ordinary shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Class B Ordinary Shares” means the class B ordinary shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Company” has the meaning set forth in the Preamble.

“Company Competitor” means any Person competing with the business engaged by the Group Companies, but limited to the Persons set forth in Schedule 5 hereto and each of such Person’s Affiliates. The Company may, from time to time with prior written consent of the Majority Preferred Holders (including the consent of Alibaba), update such schedule by written notice to the other Parties; provided that (A) the Company may not update such schedule more than once in any consecutive 12-month period, and (B) the number of Company Competitors set forth in such schedule shall not, in aggregate, exceed three (3) at any time (counting any Person therein and its Affiliates collectively as one (1) Company Competitor).

“Competing Investment” means, with respect to any Investor, an investment in any of the Company Competitors by such Investor or any of its Affiliates, other than (i) any investment in a Company Competitor if such investment was made prior to the date of the Original Joint Venture Contract, the Series C Share Subscription Agreement or the Series C IDG SSA, as applicable, and disclosed to the Company pursuant to the provisions thereof, and (ii) an investment made with the prior written consent of the Company.

“Confidential Information” has the meaning set forth in Section 8.16(a).

“Control” means, as used with respect to any Person, the possession, directly or indirectly, of the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such Person, whether through the ownership of voting securities, as trustee, personal representative, executor, or by contract, credit arrangement or otherwise; provided that such power shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person, or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Control Documents” means the documents referred to in Section 1.2 of the Restructuring Agreement.

“Conversion Price” has the meaning ascribed to it in the Restated Articles.

“Convertible Securities” means securities issued by the Company that are exercisable or exchangeable for or convertible into any Equity Securities of the Company (including, for the avoidance of doubt, the Warrants and the Preferred Shares).

“Deed of Adherence” means the deed of adherence in form of Exhibit A attached hereto.

“Director” has the meaning set forth in Section 3.1(b).

“Disclosing Party” has the meaning set forth in Section 8.16(b).

“Domestic Company” has the meaning set forth in the Preamble.

“Drag Along Notice” has the meaning set forth in Section 7.5.

“Drag Along Shareholders” has the meaning set forth in Section 7.5.

“Drag Along Transaction” has the meaning set forth in Section 7.5.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP Holdco” has the meaning set forth in the Preamble.

“ESOP Plans” means the equity-based incentive plans of the Group Companies as may be duly adopted and amended in accordance with the terms herein, including the 2019 ESOP Plan.

“Excessive Principal Transfer” has the meaning set forth in Section 6.5.

“External Auditor” means the external auditor of the Company which shall be (i) one of the Big Four Firms or (ii) any other firm approved by the Majority Preferred Holders.

“Family Member” means, with respect to any Person, any child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, brother-in-law, sister-in-law, daughter-in-law or son-in-law of such Person, and shall include adoptive relationships of the same type.

“Financing Terms” has the meaning set forth in Section 8.16(a).

“Full Tag Triggering Sale” has the meaning set forth in Section 6.2(c).

“GGV” means GGV (Xpeng) Limited and Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业(有限合伙)).

“Governmental Approval” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, certificate, exemption, order, registration, declaration, filing, report or notice of any Governmental Authority.

“Governmental Authority” means any nation or government or any province or state or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court or arbitrator, any arbitration tribunal, and any self-regulatory organization or national or international stock exchange on which the securities of the applicable party or its Affiliates are listed.

“Group Companies” means the Company and all Persons Controlled by the Company, collectively, and each is herein referred to individually as a “Group Company”. For the avoidance of doubt, WFOE and Domestic Company are included in the Group Companies.

“HH XP” means HH XP (HK) Holdings Limited.

“HKIAC” has the meaning set forth in Section 8.4.

“IDG” means Pacific Rays Limited, a business company incorporated and existing under the Laws of the British Virgin Islands.

“Information Rights Holder” has the meaning set forth in Section 2.1(a).

“Information Rights Included Persons” has the meaning set forth in Section 2.1(a).

“Investor” or “Investors” has the meaning set forth in the Preamble.

“Issuance Notice” has the meaning set forth in Section 5.2(b).

“Key Employee” means each and every person employed by the Group Companies who holds the position of group vice president or higher.

“Law” means (a) any federal, state, territorial, foreign or local law, common law, statute, ordinance, rule, regulation, code, constitution, treaty, measure, notice, circular, judgment, decree, opinion, order or other requirement or rule of law of any Governmental Authority, including any rules promulgated by a stock exchange or regulatory body, or (b) any applicable widely adopted industry standard rules and regulations.

“Liquidation Event” means any of the following events: (i) any liquidation, dissolution or winding up of the Company; (ii) any sale, conveyance, lease or disposition of all or substantially all of the Group Companies’ assets (including by means of an exclusive licensing of all or substantially all of the Group Companies’ intellectual property or similar arrangement) to a third party other than a Group Company; and (iii) any acquisition, amalgamation, scheme of arrangement or merger of the Company or other Group Company by or with another entity where the gross or net value of the assets or equities being acquired represents more than 50% of the consolidated total assets or the consolidated net assets of the Group Companies, by means of any transaction or series of related transactions to which the Company or such other Group Company, as applicable, is a party (other than a transaction or series of transactions in which the Persons having Control over the Company or such other Group Companies will continue to have Control over the surviving entity); provided, however, that the events set forth in the foregoing subsection (ii) or subsection (iii) shall not be deemed a Liquidation Event unless the Majority Preferred Holders have, by written notice to the Company, determined that such events constitute a Liquidation Event.

“Liquidation Preference Amount” has the meaning set forth in Section 7.2(a).

“Majority Preferred Holders” means holders of not less than two thirds (2/3) of the votes attaching to the issued and outstanding Preferred Shares (on an as-converted basis and treating all Warrants then outstanding and exercisable as having been fully exercised).

“Majority Principal Holders” means the Principal Shareholders who, together with their respective Affiliates, hold a majority of the votes attaching to all Shares held by the Principal Shareholders and their respective Affiliates. For purposes of the foregoing, the ESOP Holdco (and any other similar future holding vehicles that may be established in connection with implementation of the equity incentive plan of the Company) shall not be deemed an Affiliate of any of the Principal Shareholders.

“Material Adverse Effect” means any circumstance, change or impact affecting the Group Companies or their business which, individually or together with other such circumstances, changes or impacts, has a material adverse effect on (i) the assets, liabilities (including but not limited to contingent liabilities), operations or financial conditions of the Group Companies, taken as a whole; or (ii) the qualifications or abilities of the Group Companies, taken as a whole, in carrying out the business currently or proposed to be engaged by the Group Companies; or (iii) the transactions contemplated by, or abilities of the Group Companies to execute, or perform their respective obligations under, the Transaction Documents.

“Matrix” means Matrix Partners China IV Hong Kong Limited.

“Markarian” means Markarian Investments Limited.

“Morningside” means Morningside Special IV Hong Kong Limited, Morningside TMT Holding IV Limited, CX TMT Holding IV Limited, Evolution Special Opportunity Fund I, L.P. and Evolution Fund I Co-Investment L.P..

“New Securities” has the meaning set forth in Section 5.1(a).

“Non-Breaching Party” has the meaning set forth in Section 8.3.

“Non-Disclosing Parties” has the meaning set forth in Section 8.16(b).

“Observer” has the meaning set forth in Section 3.1(f).

“Offered Securities” has the meaning set forth in Section 6.2(b).

“Offering Shareholder” has the meaning set forth in Section 6.2(b).

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares, and any other class or series of ordinary shares the Company may issue from time to time.

“Original Issue Date” means, with respect to any Share, the date opposite the name of the Person to whom such Share is originally issued as set forth in Schedule 7 hereto (which may be updated by the Company when the Company issues any additional Shares to reflect the Original Issue Date of such newly issued Shares).

“Original Issue Price” means, with respect to any Share, the price under the heading “Per Share Original Issue Price” opposite the name of the Person to whom such Share is originally issued as set forth in Schedule 7 hereto (which may be updated by the Company when the Company issues any additional Shares to reflect the Original Issue Price of such newly issued Shares), in each case, as may be adjusted for any share sub-divisions, share dividends, share combinations, recapitalizations and similar transactions; provided, however, that the Original Issue Price of any Ordinary Share converted from a Preferred Share shall be the quotient obtained by the Original Issue Price of such Preferred Share, divided by the number of Ordinary Shares that such Preferred Share has been converted into.

“Original Joint Venture Contract” means the Joint Venture Agreement of Guangzhou Chengxing Zhidong Automobile Technology Co., Ltd. (广州橙行智动汽 车科技有限公司合资经营合同), dated as of August 1, 2018 and as may be amended from time to time, by and among the Domestic Company, the Principals and certain other parties thereto.

“Original Shareholders Agreement” has the meaning set forth in the Recitals.

“Other Information Rights Holder” has the meaning set forth in Section 2.1(a).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Additional Issuance” means the issuance of up to an additional 185,711,575 Series C Preferred Shares (or, subject to the next sentence, warrants exercisable for all or a portion of such Series C Preferred Shares) pursuant to any additional share subscription agreements that may be entered into by the Company no later than September 30, 2020, provided that (i) any such additional subscription agreements shall reflect a subscription price per Series C Preferred Share of not less than US$3.77, (ii) any such additional subscription agreement shall, subject to the next sentence, otherwise reflect substantially the same (and in any event no more favorable with respect to the subscriber(s) in any material respect) terms and conditions as those in the Series C Share Subscription Agreement, and (iii) such subscriber(s) shall execute and deliver a Deed of Adherence and become a party to this Agreement. Notwithstanding the foregoing sub-clause (ii) (but, for the avoidance of doubt, without prejudice to the foregoing sub-clauses (i) and (iii)), in the event that the consummation of the transactions contemplated by any such additional share subscription agreements with respect to a subscriber is subject to the overseas direct investment approvals of applicable Governmental Authorities in PRC, such additional share subscription agreement may (x) contain additional closing conditions relating to such approvals and correspondingly provide for a later long stop date thereunder, and/or (y) provide that certain warrants exercisable for Series C Preferred Shares at not less than US$3.77 per Series C Preferred Share and for an aggregate exercise price equal to the subscription price of such subscriber (or Series C Preferred Shares credited as nil-paid) be issued to the subscriber prior to such approvals having been obtained, with such subscriber substantially contemporaneously causing to be provided to a Group Company one or more loans for an aggregate principal amount of not less than the RMB equivalent of such subscriber’s total subscription amount thereunder, and the terms and conditions in such additional share subscription agreement implementing the features set forth in sub-clauses (x) and (y) shall not be deemed to be more favorable with respect to such subscribers and shall be disregarded for purposes of assessing whether such additional share subscription agreement meets the requirement set forth in sub-clause (ii).

“Person” means any individual or any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PFIC” has the meaning set forth in Section 7.6(b).

“PFIC Shareholder” has the meaning set forth in Section 7.6(b).

“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, Macau and Taiwan.

“Pre-emptive Portion” has the meaning set forth in Section 5.1(b).

“Pre-emptive Right” has the meaning set forth in Section 5.2(a).

“Pre-emptive Rights Holder” has the meaning set forth in Section 5.2(a).

“Preferred Shares” means, collectively, the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series B Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series C Preferred Shares, and any other class or series of preferred shares the Company may issue from time to time.

“Primavera” means Xenon Investment Limited, Yincheng Investment Limited and PV Xenon Investment II Limited.

“Principal” or “Principals” has the meaning set forth in the Preamble.

“Principal Shareholder” or “Principal Shareholders” has the meaning set forth in the Preamble.

“Pro Rata Tag Triggering Sale” has the meaning set forth in Section 6.2(c).

“Proceeding” means any action, suit, claim, hearing, proceeding, arbitration, mediation, audit, inquiry or investigation (whether civil, criminal, administrative or otherwise) by or before any Governmental Authority.

“Qualified Issuance” has the meaning set forth in Section 3.5(a).

“Qualified Public Offering” means (x) an initial public offering by the Company of its Ordinary Shares (or securities of the Company representing Ordinary Shares) on the Hong Kong Stock Exchange, NASDAQ, New York Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or another internationally recognized stock exchange, pursuant to a registration statement (or any analogous document, if applicable) that is filed with and declared effective in accordance with the securities laws of the relevant jurisdiction, with gross proceeds to the Company being at least US$500,000,000 (or its equivalent in another currency), or a “back door listing” transaction through a merger, amalgamation or consolidation with or into, or a reverse takeover of, another Person already listed on such stock exchange, where the Investors’ Shares are exchanged for cash or publicly listed securities, in each case at a per share price (prior to customary underwriters’ or financial advisors’ commissions and expenses) that reflects a total equity valuation for the Company of at least US$5,600,000,000 (or its equivalent in another currency) on a fully-diluted basis immediately prior to the completion of such offering or transaction, or (y) any other merger, amalgamation or consolidation by the Company that is approved by all of the Directors present (including by an alternate) at a duly called and convened meeting of the Board.

“Redemption Date” has the meaning set forth in Section 7.3(b).

“Redemption Event” means any of the following events: (i) the Company fails to complete a Qualified Public Offering on or prior to April 16, 2025; (ii) a breach by any of the Company, the Principals, the Principal Shareholders, the Officer Holdcos or the ESOP Holdco of its obligations under the Transaction Documents that will, individually or together with other breaches by the foregoing Persons of their obligations under the Transaction Documents, have a Material Adverse Effect, and the Majority Preferred Holders shall have, following the occurrence of such breach, notified the Company in writing that such breach constitutes an Redemption Event and, where such breach is curable, such breach has not been cured to the reasonable satisfaction of the Majority Preferred Holders within sixty (60) Business Days thereafter; and (iii) Alibaba having requested the Company to redeem all or a portion of the Shares held by Alibaba at after the occurrence of an Alibaba Redemption Event pursuant to Section 7.3(d).

“Redemption Price” has the meaning set forth in Section 7.3(a).

“Redemption Shares” has the meaning set forth in Section 7.3(a).

“Restated Articles” means the Fifth Amended and Restated Memorandum and Articles of Association of the Company, as may be further amended, modified, supplemented or restated from time to time.

“Restricted Shareholder” has the meaning set forth in Section 2.1(a).

“Restructuring Agreement” means the Restructuring Agreement of Guangzhou Chengxing Zhidong Automobile Technology Co., Ltd. (关于广州橙行智动汽车科技有限公司之红筹红筹重组协议 ), dated as of June 12, 2019 and as may be amended from time to time, by and among the Domestic Company, the Principals and certain other parties thereto.

“RMB” means Renminbi, the lawful currency of the PRC.

“ROFR Holders” has the meaning set forth in Section 6.2(b).

“ROFR Notice” has the meaning set forth in Section 6.2(b).

“ROFR Period” has the meaning set forth in Section 6.2(b).

“Sale of Redemption Shares” has the meaning set forth in Section 7.3(e).

“Second Meeting Notice” has the meaning set forth in Section 3.4(a).

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder.

“Selling Holder” has the meaning set forth in Section 7.3(e).

“Series A Preferred Shares” means the series A preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series A-1 Preferred Shares” means the series A-1 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series A-2 Preferred Shares” means the series A-2 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B Preferred Shares” means the series B preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B-1 Preferred Shares” means the series B-1 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series B-2 Preferred Shares” means the series B-2 preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series C Preferred Shares” means the series C preferred shares with a par value of US$0.00001 per share in the share capital of the Company, with such rights and obligations as set out in this Agreement and the Restated Articles.

“Series C Share Subscription Agreement” means the share subscription agreement, dated as of November 8, 2019, by and among the Company and certain investors (as may be amended, supplemented, modified or varied from time to time in accordance with its terms).

“Series C IDG SSA” means the share subscription agreement, dated as of March 20, 2020, by and among the Company and certain investors (as may be amended, supplemented, modified or varied from time to time in accordance with its terms).

“Share and Warrant Subscription Agreement” means the share and warrant subscription agreement, dated as of September 12, 2019, by and among the Company and certain Investors (as may be amended, supplemented, modified or varied from time to time in accordance with its terms).

“Shareholders” means the members of the Company set forth in the Company’s register of members from time to time who are parties to this Agreement.

“Shares” means the Ordinary Shares and the Preferred Shares, collectively.

“Shunwei” means Shunwei Top Venture Limited.

“Subscription Price” has the meaning ascribed to it in the Share and Warrant Subscription Agreement.

“Tag Notice” has the meaning set forth in Section 6.2(c).

“Tag Securities” has the meaning set forth in Section 6.2(c).

“Tag Triggering Sale” has the meaning set forth in Section 6.2(c).

“Tagging Shareholder” has the meaning set forth in Section 6.2(c).

“Transaction Documents” means this Agreement, the Share and Warrant Subscription Agreement, the Series C Share Subscription Agreement, the Series C IDG SSA, the Restated Articles, the Control Documents, the Warrants and the transaction documents entered into by the Domestic Company in connection with its prior equity financings.

“Transfer” means to, directly or indirectly, sell, transfer, assign, gift, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition, whether or not for consideration.

“Undertaking Letter” means the Undertaking Letter ( 诚信承诺函 ), dated August 1, 2018, by and among the Domestic Company, the Principals, Hangzhou Alibaba Venture Capital Investment Co., Ltd. (杭州阿里创业投资有限公司), Alibaba (China) Technology Co., Ltd. (阿里巴巴(中国)网络技术有限公司) and certain other parties thereto, as may be amended from time to time (and to which the Company has joined as a party).

“USD” or “US$” means the United States dollar, the lawful currency of the United States.

“Warrant” means the warrants issued pursuant to the Share and Warrant Subscription Agreement and such other warrants the Company may issue from time to time in compliance with the terms and conditions herein.

“Warrant Holder” means a party to this Agreement who holds any Warrant (as evidenced by the Company’s official records) that remains exercisable in accordance with its terms and conditions.

“WFOE” has the meaning set forth in the Preamble.

“Xiaomi” means Fast Pace Limited.

“Youche” means Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业（有限合伙）).

“Yunfeng” means XP Management Limited.

“YY” means Duowan Entertainment Corp.

Section 1.2    Interpretation and Rules of Construction.

(a)    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)    the provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement;

(ii)    any reference in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement, unless otherwise indicated. All Exhibits and Schedules hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein;

(iii)    any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa;

(iv)    the word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(v)    words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires;

(vi)    when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded;

(vii)    “fully-diluted” or any variation thereof means all of the issued and outstanding Shares, treating the maximum number of Shares issuable under any issued and outstanding Convertible Securities (including the Warrants) and all Shares reserved under the employee equity incentive plans of the Company as issued and outstanding;

(viii)    “as-converted” or any variation thereof means that all Convertible Securities are deemed to have been converted into Ordinary Shares, provided that solely for the purposes of calculating the voting power on an as-converted basis, any Preferred Shares Beneficially Owned by any Principal shall be deemed to be converted into Class A Ordinary Shares (and not to be further converted into Class B Ordinary Shares);

(ix)    references to “in the ordinary course of business” and comparable expressions mean the ordinary and usual course of business of the relevant Person, consistent in all material respects (including nature and scope) with the prior practice of such Person;

(x)    references to “writing,” “written” and comparable expressions include any mode of reproducing words in a legible and non-transitory form including emails and faxes, provided the sender complies with the provisions of Section 8.9.

(xi)    if any payment hereunder would have been, but for this Section 1.2(a)(xi), due and payable on a date that is not a Business Day, then such payment shall instead be due and payable on the first Business Day after such date;

(xii)    the term “non-assessable,” when used with respect to any shares, means that no further sums are required to be paid by the holders thereof in connection with the issue thereof; and

(xiii)    if the conversion to USD of any amount expressed in another currency is necessary for the purposes of this Agreement, such conversion shall be conducted at (x) in the case of a conversion from RMB to USD, the RMB:USD middle exchange rate last published by China Foreign Exchange Trade System under the authorization of the People’s Bank of China or, (y) in the case of a conversion from any other currency to USD, the exchange rate last published by the Wall Street Journal (or its successor publication), in each case of (x) and (y), as of the time at which such conversion is to be made (or, if another time is specified, as of such other time).

(b)     In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Information Rights

Section 2.1    Information Rights.

(a)    For purposes of this Agreement:

(i)    “1% Information Rights Holder” means an Information Rights Holder who, together with its Information Rights Included Persons, holds Shares that in the aggregate represent at least 1% (but less than 2%) of the issued Shares (on an as-converted and fully-diluted basis);

(ii)    “2% Information Rights Holder” means an Information Rights Holder who, together with its Information Rights Included Persons, holds Shares that in the aggregate represent at least 2% of the issued Shares (on an as-converted and fully-diluted basis);

(iii)    “Information Rights Holder” means a Shareholder who is not a Restricted Shareholder;

(iv)    “Information Rights Included Persons” of an Information Rights Holder means each other Person whose shareholding in the Company is to be aggregated with that of such Information Rights Holder pursuant to Schedule 8;

(v)    “Other Information Rights Holder” means an Information Rights Holder who is not a 2% Information Rights Holder or a 1% Information Rights Holder; and

(vi)    “Restricted Shareholder” means any Shareholder who, whose Information Rights Included Person or any of their respective Affiliate, has made any Competing Investment.

(b)    The Company shall deliver or cause to be delivered to each 2% Information Rights Holder:

(i)     within sixty (60) days after the end of each fiscal year of the Company, annual consolidated financial statements of the Company for such fiscal year (including income statement, balance sheet, statement of cash flows, and statement of shareholders equity) audited by the External Auditor approved by Alibaba, together with all notes thereto and accompanied by a management report including a comparison of the financial results of such fiscal year with those of the prior fiscal year and such other information as may be required by applicable Laws or the Board;

(ii)     within thirty (30) days after the end of each fiscal quarter of the Company, unaudited quarterly consolidated financial statements of the Company (including income statement, balance sheet, statement of cash flows, and statement of shareholders equity), and a management report including (x) a comparison of the financial results of such quarter with those of the same fiscal quarter of the previous fiscal year, (y) an evaluation of the business progress of the Company for such quarter and the forecast for the following two fiscal quarters, and (z) such other information as may be required by applicable Laws or the Board;

(iii)     within fifteen (15) days after the end of each month, unaudited monthly consolidated financial statements of the Company (including income statement, balance sheet, and statement of cash flows);

(iv)     within ten (10) Business Days after the end of each month, an operations report of such month in a format approved by the Board (which shall set forth the accumulated deviations between the actual operation numbers and the budgeted numbers); and

(v)     at least thirty (30) days prior to the end of a previous fiscal year, the annual business plan, annual consolidated budget and annual forecast financial statements of the Company for such fiscal year.

(c)    The Company shall deliver or cause to be delivered to each 1% Information Rights Holder the documents and information set forth in Section 2.1(b)(i) and Section 2.1(b)(ii) at such times as required therein.

(d)     The Company shall deliver or cause to be delivered to each Other Information Rights Holder and each Restricted Shareholder the documents and information set forth in Section 2.1(b)(i) at such time as required therein.

(e)     So long as Alibaba is an Information Rights Holder, the Company shall deliver or cause to be delivered to Alibaba, within five (5) days after Alibaba’s written request, (i) any information about the Company provided to any other Shareholder by the Company, and (ii) any other information Alibaba may reasonably request.

(f)     At the request of a Shareholder, the Company may at its discretion provide such Shareholder any information that such Shareholder is otherwise not entitled under this Section 2.1.

(g)     All information provided by the Company to any Information Rights Holder or Restricted Shareholder pursuant to this Section 2.1 shall be certified as true, correct and not misleading by the chief executive officer of the Company (for any information set forth in Section 2.1(b)(i), Section 2.1(b)(ii), Section 2.1(b)(iii) or Section 2.1(b)(iv), certification by the chief financial officer of the Company shall additionally be required).

(h)     Any Information Rights Holder who, together with its Affiliates who are Information Rights Holders, holds Shares that in the aggregate represent at least 5% of the issued Shares (on an as-converted and fully-diluted basis), may, subject to the prior written consent of the Company, request one special audit of the Company where the auditor may review the financial records, documents and other materials of the Company and access the Company’s facilities, provided that (i) any out-of-pocket fees and expenses for such special audit or review shall be borne by the requesting Information Rights Holder, and (ii) disputes arising out of such special audit shall be submitted to the Board for discussion. If the results of such special audit deviate from the results of the Company’s audited reports by 10% or more, such Information Rights Holder may require the Broad to resolve such dispute within thirty (30) days.

Section 2.2     Inspection Rights. The Company shall, and shall cause its officers, Directors and employees to afford each Information Rights Holder, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, properties, offices, plants and other facilities and to all books and records from time to time.

Section 2.3     Tax Information. The Company shall provide each Shareholder with any information reasonably requested by such Shareholder to enable such Shareholder to comply with any applicable tax Laws.

Section 2.4     Expiration. This ARTICLE II shall immediately and automatically expire and cease to have any force or effect upon the consummation of a Qualified Public Offering.

ARTICLE III

Board of Directors

Section 3.1    Board of Directors.

(a)     The business and affairs of the Company shall be conducted as directed by the board of directors of the Company (the “Board”). In addition to the powers and authorities expressly conferred upon it in this Agreement and the Restated Articles, the Board shall have all such powers and authorities, and may do all such acts and things, to the maximum extent permitted by applicable Law, the Restated Articles and this Agreement.

(b)     The Board shall consist of no more than eight (8) members (each, a “Director”). The Board shall, by a majority of votes, designate one Director to serve as the chairman of the Board (the “Chairman”). The Chairman shall not have a casting vote.

(c)    The Majority Principal Holders shall be entitled to appoint four (4) Directors and remove any Director appointed by the Majority Principal Holders.

(d)     Each of Alibaba, Morningside and IDG shall be entitled to appoint one (1) Director and remove the Director appointed by it, provided, however, that in the event that any of the foregoing enumerated Persons (A) ceases to hold, together with its Affiliates, at least five percent (5%) of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis), or (B) is or becomes a Restricted Shareholder, then (i) such Person shall cease to be entitled to appoint and remove any Director, (ii) the Company shall have the right to immediately remove the Director appointed by such Person (and such Person shall take all necessary actions to ensure that such Director is promptly removed) from the Board, and (iii) upon the removal of such Director, the Parties shall consult with each other in good faith on whether and how to fill such vacancy.

(e)    GGV shall be entitled to appoint one (1) Director and remove the Director appointed by it, provided, however, that in the event that GGV (A) holds, together with its Affiliates, lower percentage of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis) than the shareholding percentage of any other shareholder together with its Affiliates (except the Principal Shareholders, the Officer Holdcos, the ESOP Holdco, Alibaba, Morningside and IDG), or (B) is or becomes a Restricted Shareholder, then (i) GGV shall cease to be entitled to appoint and remove any Director, (ii) the Company shall have the right to immediately remove the Director appointed by GGV (and GGV shall take all necessary actions to ensure that such Director is promptly removed) from the Board, and (iii) upon the removal of such Director, the Parties shall consult with each other in good faith on whether and how to fill such vacancy.

(f)     Each of Alibaba, Morningside, GGV, IDG, Youche and Primavera shall be entitled to appoint one individual to attend Board meetings in a non-voting observer capacity (an “Observer”), provided, however, in the event that any of the foregoing enumerated Persons (A) ceases to hold Preferred Shares (or Shares converted from Preferred Shares) that in the aggregate represent at least 2% of the total Shares of the Company on a fully-diluted basis, (B) becomes a Restricted Shareholder, or (C) has appointed (or any of its Affiliates has appointed) any Director to the Board, then, (i) such Person shall cease to be entitled to appoint and remove any Observer, (ii) the Company shall have the right to immediately remove the Observer appointed by such Person (and such Person shall take all necessary actions to ensure that such Observer is promptly removed) from the Board. All notices, meeting materials and relevant information provided to the Directors with respect to Board meetings shall be simultaneously provided to the Observer, provided that each Shareholder who has appointed an Observer shall procure that such Observer comply with the confidentiality provisions of this Agreement with respect to any notices, materials and other information furnished to or obtained by such Observer, as if such Observer were a party hereto.

Section 3.2     Matters Requiring Approval of All Directors. Without the prior written consent of, or the affirmative vote by, all of the Directors present (including by an alternate) at a duly called and convened meeting of the Board, the Company shall not take any of the following actions (other than such actions specifically contemplated or required under the Transaction Documents or the Restructuring Agreement):

(a)     any acquisition, merger, consolidation, division, liquidation, dissolution, change of corporate form, reorganization, formation of joint venture, material corporate restructuring (including but not limited to material restructuring of business lines or organizational structure or other corporate changes of similar nature), or any other transaction that would constitute a Liquidation Event;

(b)    any amendment of the Restated Articles or this Agreement;

(c)     subject to Section 3.5(a), any creation or issuance of Equity Securities (other than issuance of Equity Securities under the ESOP Plans and the Permitted Additional Issuance), or any issuance of debt securities, of the Company;

(d)     any repurchase or redemption of any Equity Securities of the Company (other than repurchase or redemption of Equity Securities of the Company (i) held by the ESOP Holdco or (ii) issued pursuant to the ESOP Plans);

(e)    any action that will result in (i) the Company ceasing to directly or indirectly own 100% of the Equity Securities of the WFOE, (ii) the Company ceasing or reducing Control of the Domestic Company, or (iii) the WFOE being entitled to a smaller proportion of the economic interests in the Domestic Company; and

(f)    entry into any legally binding agreement to do any of the foregoing.

Section 3.3     Matters Requiring Approval of Two Thirds of the Directors. Without the prior written consent of, or the affirmative vote by, at least two thirds (2/3) of the Directors present (including by an alternate) at a duly called and convened meeting of the Board (which two-thirds of such Directors shall, with respect to the actions set out in Section 3.3(a), Section 3.3(b), Section 3.3(c), Section 3.3(d), Section 3.3(e), and Section 3.3(f), include the Director appointed by Alibaba so long as Alibaba has appointed such Director and such Director is present at such meeting), the Company shall not take, and shall procure each other Group Company to not take, any of the following actions (other than such actions that are specifically contemplated or required under the Transaction Documents or the Restructuring Agreement):

(a)    declaration or payment of any dividend or any other distribution of profits (other than declaration or payment to another Group Company);

(b)     any sale, transfer, licensing or creation of any encumbrance on any material intellectual properties of the Group Companies to any Person who is not a Group Company (other than licenses granted in the ordinary course of business);

(c)    any investment in, or any acquisition of, any Person who is not a Group Company or the assets or business of any Person who is not a Group Company, or any participation in or formation of partnership or joint venture with any other Person (excluding any strategic alliance not involving any equity or equity-related investment), but other than any action set forth in Section 3.3(r) below;

(d)     any material change of the principal business of the Group Companies as a whole;

(e)     the entry into, extension or material amendment of any agreement involving exclusive dealing other than any such agreement entered into in the ordinary course of business, or any transaction that does not include cash consideration but is material to the Group Companies, taken as a whole;

(f)     adoption of any ESOP Plan, reservation of any Equity Securities thereunder, or issuance of any Shares to the ESOP Holdco (except the issuance or transfer of any Shares to the ESOP Holdco under the 2019 ESOP Plan);

(g)    amendment or termination of any ESOP Plan;

(h)     the adoption or material amendment of the annual business plan and budget of the Company, including material change of the business of the Group Companies, entry into new business lines or exit from existing business lines;

(i)     adoption of any plan for a public offering (including a Qualified Public Offering) of the Company (including with respect to the country and stock exchange of listing, underwriters, offering price and valuation, and other material terms and conditions), or approval of a sale of the Company as a whole;

(j)     any single sale, mortgage, pledge, lease, transfer or disposal of, or the grant of any license to operate, assets of the Group Companies that (i) represent 5% or more of the total net assets of the Company on a consolidated basis, or (ii) are otherwise essential for the business of the Group Companies, the lack of which will have a Material Adverse Effect;

(k)     except pursuant to any business cooperation agreement with a Shareholder or Affiliates of such Shareholder that has been duly approved by the Board, the approval, extension or amendment of any transaction or agreement between a Group Company and any Director, Shareholder, manager, or employee of the Company, or any Affiliate of the foregoing persons, involving an amount in excess of RMB5,000,000; or, other than in the ordinary course of business of the Group Companies, the grant of any loan or prepayment, the amount of which exceeds 5% of the total net assets of the Company on a consolidated basis, to any Person that is not a 100% beneficially owned by the Company;

(l)     the appointment or removal of, or the approval or amendment of the compensation package of, the chief executive officer, the president, the chief financial officer, the chief operating officer, or the chief technology officer of the Company;

(m)     other than in the ordinary course of business of the Group Companies, the creation or incurrence of any indebtedness (other than indebtedness that may be incurred in connection with a Permitted Additional Issuance that is structured to require an investor to provide onshore debt financing to the Group Companies prior to such investor having completed applicable regulatory procedures for funding its equity investment in the Company), including by offering or issuing corporate bonds, or the grant of any guarantee, in each case in an amount in excess of 5% of the total net assets of the Company on a consolidated basis;

(n)     any acquisition of, in one or a series of transactions, real properties with an aggregate value of RMB30,000,000 or more;

(o)     the approval of any expenditure that, when aggregated with other expenditures within the same financial year, exceeds the annual budget of the Company for such financial year by 10% or more;

(p)     the commencement, conclusion or settlement of any Proceeding which involves an amount in excess of RMB1,000,000 or otherwise will have a material and adverse effect on the Company’s operations;

(q)     the appointment or replacement of the External Auditor, or any material amendment of the accounting policies of the Company, or any change of the financial year of the Company;

(r)     any investment in, or any acquisition of, any other Person or the assets or business of such other Person, or any participation in or formation of partnership or joint venture with any other Person, or the establishment of any subsidiary or branch, in each case involving an amount in excess of RMB100,000,000 in a single transaction or RMB200,000,000 when aggregated with all such transactions in the same financial year (for the avoidance of doubt, the Board has authorized the management of the Company to carry out investments, acquisitions or formations of partnership or joint ventures involving an amount no greater than (i) RMB100,000,000 in a single transaction and (ii) RMB200,000,000 when aggregated with all such transactions in the same financial year, in each case, without the need to further seek approval of the Board);

(s)     subject to Section 6.2(a) and Section 6.5, permitting any of the Principals, Principal Shareholders, the Officer Holdcos or the ESOP Holdco to Transfer any Equity Securities of the Company to any other Person;

(t)     entry into any transaction in which any individual negotiating such transaction on behalf of the Group Companies has a personal pecuniary interest in such transaction (other than any such interest arising from or relating to his employment or shareholding in the Group Companies); or

(u)     entry into any legally binding agreement to do any of the foregoing.

Section 3.4     Meetings of the Board of Directors.

(a)     The Board shall meet not less than once in each consecutive six (6) months in such places as the Board shall designate from time to time. A meeting of the Board may be called by the Chairman, or by not less than one-third (1/3) of the Directors then in office, on no less than twenty (20) days’ prior written notice (together with an email notice to any Party who has appointed a Director then in office) of the time, place and agenda of the meeting (the “Meeting Notice”). On the date that is seven (7) days prior to the scheduled time of such meeting, the Chairman or Directors calling such meeting shall send a second notice setting forth the time, place and agenda of the meeting (the “Second Meeting Notice”) to each Director (together with an email notice to the Party who appointed such Director) who has not confirmed in writing that he will attend such meeting. Questions arising at any meeting, other than matters set forth in Section 3.2 and Section 3.3, shall be decided by a majority of votes and in the case of an equality of votes the resolution shall fail. The Chairman shall prepare or cause to be prepared the agenda of the meeting of the Board. No later than the date that is ten (10) days prior to the scheduled time of such meeting, the Chairman or Directors calling such meeting shall send the relevant documents with respect to such scheduled meeting, if any and to the extent reasonably practicable, to each Director. If the Meeting Notice or the Second Meeting Notice with respect to such scheduled meeting has not been duly and timely delivered to any Director, unless such Director has attended such meeting or has sent a written notice to the Chairman or Directors calling such meeting confirming such Director will not attend such meeting, any resolution passed on such board meeting shall be invalid. Any board meeting of the Company shall be held in the office of the Company or other places decided by the Chairman. The Directors may participate in any meeting of the Board by means of video conference, teleconference or other similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute such Director’s presence in person at the meeting. Subject to applicable Laws, each Director may appoint an alternate to attend any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the Director for whom she or he is serving as an alternate.

(b)     The presence of not less than two-thirds (2/3) of Directors (including presence by an alternate) then in office (which shall, in any event, include the presence of the Director appointed by Alibaba so long as Alibaba has appointed such Director) shall constitute a quorum. Notwithstanding the foregoing, so long as the Chairman or Directors calling a meeting have given the Meeting Notice and the Second Meeting Notice in accordance with Section 3.4(a), then the Directors present at such meeting shall constitute a quorum, provided that the Directors present at such meeting may only discuss and/or approve the matters as described in the meeting notice delivered to the Directors in accordance with Section 3.4(a). Notwithstanding the foregoing, nothing in the preceding sentence shall prejudice the provisions of Section 3.2 and Section 3.3.

(c)     A resolution in writing (in one or more counterparts), signed by all the Directors for the time being, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly convened and held.

(d)     The Company shall pay all fees, charges and expenses (including travel and related expenses) actually and reasonably incurred by each Director in connection with (i) attending the meetings of the Board and (ii) conducting any other business as requested by the Company.

Section 3.5    Certain Voting Arrangements.

(a)     Notwithstanding anything to the contrary in Section 3.2, Section 3.3 or Section 3.4, each Shareholder shall approve and vote in favor of and, if it has appointed any Director, cause the Director(s) appointed by it to approve and vote in favor of, (i) any Qualified Issuance, and (ii) amendments to this Agreement, the Restated Articles and other relevant transaction documents in connection with the Qualified Issuance. For purposes of this Agreement, “Qualified Issuance” means any issuance of Equity Securities of the Company where (x) the per Share issue price is not less than 120% of the per Share issue price of the most recently issued Preferred Shares of the Company as of such time, and (y) such Equity Securities are not issued to any Alibaba Competitor.

(b)     So long as Alibaba holds at least five percent (5%) of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis), the Company shall not, without the prior written consent of Alibaba, issue any New Securities if the per Share issue price in such issuance is less than the Series B-2 Original Issue Price.

(c)     Where any action has been duly approved under Section 3.2 or Section 3.3, as applicable, and such action shall require a resolution of the Shareholders in accordance with applicable Laws, in such vote at a meeting of the Shareholders, the Shareholders voting in favor of such action shall have the voting rights equal to such number of votes necessary to approve such action under the applicable Laws; provided, however, that this Section 3.5(c) shall not apply to amendments of this Agreement or the Restated Articles unless such amendments are made in accordance with Section 8.10(a).

(d)     Where an action requires the approval of the Board under Section 3.2 or Section 3.3, no Shareholder shall vote in favor of, or otherwise cause the Company to take, such action unless such action has been duly approved in accordance with Section 3.2 or Section 3.3, as applicable.

(e)     If the Company is obligated to redeem any Preferred Shares in accordance with Section 7.3, each Shareholder shall, as applicable, approve and vote in favor of, and cause the Director(s) appointed by it to approve and vote in favor of, all corporate actions necessary to carry out such redemption in accordance with the terms and conditions hereof.

Section 3.6     No Conflicts of Interest. Each Person entitled to appoint one or more Directors in accordance with Section 3.1 shall ensure that the Director appointed by it shall refrain from:

(a)     entering into any transaction by the Company, on one hand, and such Director or any Person (other than another Group Company or Alibaba or its Affiliates) in which such Director has an interest, on the other hand;

(b)     without the affirmative vote of at least two-thirds (2/3) of the Directors present (including by an alternate) at a duly called and convened meeting of the Board confirming that such action does not, and could not be reasonably expected to materially and adversely affect any Group Company, being directly or indirectly interested in any Company Competitor, including but not limited to (i) being employed by any Company Competitor, whether as director, employee or manager, (ii) making any investment in any Company Competitor, including through equity ownership, debt instrument or actual Control, (iii) conducting any business with any Company Competitor, whether as a business agent, supplier or distributor of such Company Competitor, (iv) providing any Company Competitor with any advice or suggestion; or (v) entering into any agreement, undertaking or any other arrangement if such agreement, undertaking or arrangement will, or is likely to, limit or damage the Group Companies’ business; or

(c)     attempting to influence the activities of any Group Company after receiving any benefits (other than duly authorized remuneration from the Company) from any Person.

Section 3.7     Expiration. This ARTICLE III shall immediately and automatically expire and cease to have any force or effect upon the consummation of a Qualified Public Offering.

ARTICLE IV

Management

Section 4.1    Management of the Company

(a)    The Company shall have a CEO, who shall have the powers, duties and responsibilities set out in Section 4.1(c). The CEO shall report to the Board.

(b)     The CEO shall be nominated by the Majority Principal Holders, and shall be appointed by the Board. The Board shall have the exclusive right to remove the CEO at any time during his or her term. In the event that the CEO is removed, the Majority Principal Holders may nominate another person for approval and appointment by the Board.

(c)    The CEO shall:

(i)    implement, from time to time, the decisions adopted by the Board;

(ii)     cause the Group Companies to comply with the provisions of this Agreement;

(iii)     prepare and submit to the Board reports with respect to the operations, marketing, capital expenditures, human resources and other operational matters;

(iv)     negotiate, enter into, amend and perform business agreements and other contracts on behalf of any Group Company, provided that the prior approval of the Board with respect to such actions, to the extent required under the terms and conditions of this Agreement, shall have been obtained;

(v)    draft and submit to the Board the internal policies of the Group Companies, and implement such policies if adopted by the Board;

(vi) appoint, remove, promote or demote, and set remuneration packages based on policies adopted by the Board for, employees of the Group Companies;

(vii)     prepare and submit to the Board the organizational structure of the Company’s operations, and implement such structure as adopted by the Board;

(viii)     manage the employees of the Company on a day-to-day basis; and

(ix)     have such other powers, duties and responsibilities as may be delegated by the Board from time to time.

(d)     The Company shall have one CFO. The CFO shall be nominated by the Majority Principal Holders, and shall be appointed by the Board. The CFO shall report to the CEO.

(e)     The Company shall have one manager for each department of the Company. The department managers shall be appointed by the CEO and shall report to the CEO.

(f)     The employment contracts of the CEO, the CFO and the department managers shall contain customary non-compete undertakings, and shall provide indemnity for the benefit of such persons, provided that the CEO, the CFO and the department managers shall remain responsible for fraud, gross negligence or willful misconduct.

ARTICLE V

Pre-emptive Right

Section 5.1    Certain Defined Terms. For purposes of this Agreement,

(a)     “New Securities” means any Equity Securities of the Company issued after the date of this Agreement, other than: (A) any Equity Securities issued pursuant to the Transaction Documents or the Restructuring Agreement; (B) any Equity Securities issued to all Shareholders on a pro rata basis according to the number of Shares held by them on an as-converted basis in connection with any share sub-division, share dividend or other similar event; (C) any Equity Securities issued (i) to the ESOP Holdco where such issuance has been approved in accordance with the terms of this Agreement or (ii) pursuant to the ESOP Plans; (D) any Equity Securities issued in the Qualified Public Offering; (E) any Equity Securities issued upon the exercise, conversion or exchange of any Convertible Securities; (F) any Equity Securities issued in connection with a bona fide acquisition (whether by consolidation, merger, amalgamation, reorganization or otherwise) of any other Person (or assets of any other Person) by any Group Company; and (G) any Series C Preferred Shares issued pursuant to the Series C Share Subscription Agreement, the Series C IDG SSA or the Permitted Additional Issuance.

(b)    “Pre-emptive Portion” means, with respect to any Pre-emptive Rights Holder, the proportion that the number of Ordinary Shares (calculated on an as-converted basis) held by such Pre-emptive Rights Holder bears to the aggregate number of the then issued and outstanding Ordinary Shares (calculated on an as-converted basis) immediately prior to the issuance of New Securities giving rise to the Pre-emptive Right.

Section 5.2    Pre-emptive Right.

(a)     The Company hereby grants to each Shareholder (the “Pre-emptive Rights Holder”) the right to purchase such Shareholder’s Pre-emptive Portion of any New Securities (the “Pre-emptive Right”) on the terms and conditions set forth in this Section 5.2.

(b)     In the event that the Company proposes to issue any New Securities, it shall give written notice of its intention to issue New Securities (the “Issuance Notice”) to each Pre-emptive Rights Holder specifying the amount and type of New Securities proposed to be issued, the price and the material non-price terms upon which the Company proposes to issue such New Securities (including the manner and time of payment of the subscription amount; and a good faith estimate of the date of the proposed issuance). Each Pre-emptive Rights Holder shall have thirty (30) days from the date of such Issuance Notice to agree to purchase up to such Pre-emptive Rights Holder’s Pre-emptive Portion of such New Securities for the price and upon the terms and conditions specified in the Issuance Notice by giving written notice to the Company and stating the quantity of New Securities it wishes to purchase. If any Pre-emptive Rights Holder exercises its Preemptive Right, subject to such Pre-emptive Rights Holder having paid the aggregate subscription price of the number of New Securities specified by such Pre-emptive Rights Holder, the Company shall issue and allot such number of the New Securities specified by the Pre-emptive Rights Holders on the date of the issuance specified in the Issuance Notice (or such other date as may be agreed between such Pre-emptive Rights Holder and the Company).

(c)     If any portion of the New Securities have not been agreed to be purchased by the Pre-emptive Rights Holders in accordance with Section 5.2(b), the Company shall have one hundred and twenty (120) days thereafter (subject to the extension of such period for a reasonable time not to exceed sixty (60) Business Days to the extent reasonably necessary to obtain any Governmental Approvals) to complete the sale of the New Securities described in the Issuance Notice with respect to which the Pre- emptive Rights hereunder were not exercised to any third party, at the same or higher price and upon material non-price terms not more favorable to the purchasers thereof than those specified in the Issuance Notice, provided that any subscriber of such New Securities shall execute and deliver to the Company a Deed of Adherence (unless such subscriber is already a party to this Agreement). In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) days’ period (as may be extended in accordance with this Section 5.2(c)), the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Pre-emptive Rights Holders pursuant to this Section 5.2.

Section 5.3     Expiration. This ARTICLE V shall immediately and automatically expire and cease to have any force or effect upon the consummation of a Qualified Public Offering.

ARTICLE VI

Transfer Restrictions

Section 6.1    General Restrictions on Transfer.

(a)     None of the Shareholders and the Principals may Transfer any Equity Securities of the Company unless such Transfer is conducted in compliance with all applicable Laws, this Agreement and the Restated Articles. Any Transfer or attempted Transfer of any Equity Securities of the Company not made in compliance with this Section 6.1 shall be null and void ab initio and shall not be entered into the Company’s register of members, and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Equity Securities of the Company for all purposes of this Agreement.

(b)     Each of the Shareholders and the Principals agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities or the Transfer of assets by any such Person, or otherwise. If any Equity Security of the Company is owned by its ultimate Beneficial Owner through one or more intermediate holding companies, any Transfer, repurchase, or new issuance of Equity Securities of such holding companies or similar transactions that have the effect of change the beneficial ownership of such Equity Security of the Company shall be deemed as an indirect Transfer of such Equity Securities of the Company and be subject to the transfer restrictions set forth in this Agreement as if such ultimate Beneficial Owner is a Shareholder, and the relevant Shareholder shall ensure that such ultimate Beneficial Owner complies with the transfer restrictions set forth herein.

(c)    In addition to any legends required by applicable Law, each certificate representing the Equity Securities of the Company shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

Section 6.2    Restriction on Transfers by the Principals.

(a)     Lock-up. Subject to Section 6.5, none of the Principals, the Principal Shareholders, the Officer Holdcos or the ESOP Holdco may, without the consent of (x) so long as Alibaba is a Shareholder, Alibaba, and (y) at least two thirds (2/3) of the Directors present (including by an alternate) at a duly called and convened meeting of the Board, Transfer any Equity Securities of the Company to any other Person, provided, however, that each of the Principals and the Principal Shareholder may, subject to Section 6.2(b), from time to time Transfer a number of Shares that, when aggregated with all other Transfers by all Principals and Principal Shareholders made after September 12, 2019 (other than Transfers permitted by Section 6.5 (i), (v), (vi), (vii) or (viii)) and pursuant to this proviso, represent not more than five percent (5%) of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis) as of the time of such Transfer.

(b)    Right of First Refusal. Subject to Section 6.5:

(i)     If any Principal, Principal Shareholder, the Officer Holdcos or the ESOP Holdco (an “Offering Shareholder”) proposes to Transfer any of the Equity Securities of the Company held by it to any proposed transferee, then, prior to consummating such proposed Transfer, the Offering Shareholder shall give each other Shareholder (the “ROFR Holders”) written notice of the Offering Shareholder’s proposal to consummate the Transfer (the “ROFR Notice”). The ROFR Notice shall include a description of the Equity Securities of the Company proposed to be Transferred (the “Offered Securities”), the identity and address of such proposed transferee, and the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

(ii)     Each ROFR Holder shall have an option for a period of thirty (30) days following receipt of the ROFR Notice (the “ROFR Period”) to elect to purchase all or a portion of the Offered Securities, at the same price and subject to the same terms and conditions set forth in the ROFR Notice by notifying the Offering Shareholder in writing of the number of such Offered Securities that it elects to purchase. If the total number of the Offered Securities the ROFR Holders elect to purchase exceeds the total number of the Offered Securities available for purchase by the ROFR Holders, unless otherwise agreed among such ROFR Holders within fifteen (15) days after the expiration of the ROFR Period, each ROFR Holder shall only be entitled to purchase a number of Offered Securities equal to the lesser of (A) the number of the Offered Securities elected to be purchased by such ROFR Holder, and (B) the total number of the Offered Securities multiplied by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR Holder and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all ROFR Holders who have elected to purchase any Offered Securities.

(iii)     If any ROFR Holder gives the Offering Shareholder notice that it elects to purchase any Offered Securities, then payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds in USD to an account designated by the Offering Shareholder, against delivery of the duly executed instrument of transfer of such Offered Securities to be purchased, at a place agreed to by the Offering Shareholder and such ROFR Holder, as applicable (or at the principal executive offices of the Company absent such agreement), at the time of the scheduled closing therefor, which shall take place within thirty (30) days following the expiration of the ROFR Period.

(iv)     Subject to Section 6.2(c), to the extent the ROFR Holders do not elect to purchase all of the Offered Securities in accordance with this Section 6.2(b), the Offering Shareholder shall have thirty (30) days following the expiration of the ROFR Period (subject to the extension of such thirty days’ period for a reasonable time not to exceed sixty (60) Business Days to the extent reasonably necessary to obtain any Governmental Approvals) to conclude a Transfer of the remaining Offered Securities, which Transfer shall be on substantially the same (and in any event no more favorable to the prospective transferee) terms and conditions as those described in the ROFR Notice. Any Offered Securities not Transferred in compliance with this Section 6.2(b) shall again be subject to the right of first refusal of the ROFR Holders pursuant to this Section 6.2(b), and may not be Transferred unless the procedures set out in this Section 6.2(b) have again been fully complied with.

(c)     Right of Co-Sale. Subject to Section 6.5:

(i)    For purposes of this Agreement:

(A)     “Full Tag Triggering Sale” means a proposed Transfer by any Principal, any Principal Shareholder, the Officer Holdcos or the ESOP Holdco that would result in a Change of Control.

(B)     “Pro Rata Tag Triggering Sale” means a proposed Transfer by any Principal, any Principal Shareholder, any Officer Holdco or the ESOP Holdco (other than any such proposed Transfer that is a Full Tag Triggering Sale) where the number of Offered Securities proposed to be so Transferred, when aggregated with all other Transfers (other than Transfers permitted by Section 6.5 (i), (v), (vi), (vii) or (viii)) by all of the Principals, Principal Shareholders, the Officer Holdcos and the ESOP Holdco made after the date hereof, represents more than five percent (5%) of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis) immediately prior to the proposed Transfer.

(C)    “Tag Triggering Sale” means a Pro Rata Tag Triggering Sale or a Full Tag Triggering Sale.

(ii)     If a proposed Transfer is a Tag Triggering Sale, each Investor who has not elected to purchase any Offered Securities pursuant to Section 6.2(b) shall have the right to participate in the sale of the Offered Securities on the terms and conditions specified in this Section 6.2(c), by notifying the Offering Shareholder in writing (the “Tag Notice”) within ten (10) days after the expiration of the ROFR Period (each such electing Investor, a “Tagging Shareholder”). The Tag Notice of a Tagging Shareholder shall specify the number of Equity Securities of the Company that it wishes to sell pursuant to this Section 6.2(c).

(iii)     Each Tagging Shareholder may elect to offer to sell, on the same terms and conditions as applicable to the Offering Shareholder, a number of Shares held by such Tagging Shareholder (as validly elected pursuant to this Section 6.2(c), the “Tag Securities” of such Tagging Shareholder) that is equal to (i) in the event of a Pro Rata Tag Triggering Sale, the number of Offered Securities multiplied by a fraction, the numerator of which is the number of Shares held by such Tagging Shareholder as of the date of the Tag Notice of such Tagging Shareholder and the denominator of which is the total number of Shares held by the Offering Shareholder and all Tagging Shareholders as of the date of the Tag Notice, or (ii) in the event of a Full Tag Triggering Sale, the number of Shares held by such Tagging Shareholder as of the date of the Tag Notice of such Tagging Shareholder. The Offering Shareholder shall not be permitted to sell any Offered Securities to the prospective transferee unless the prospective transferee has agreed to purchase all of the Tag Securities from all Tagging Shareholders on the same terms and conditions as applicable to the Offering Shareholder; provided that each Tagging Shareholder shall not be required to make any representations or warranties other than that in respect of such Tagging Shareholder and its title to the Tag Securities and each such Tagging Shareholder’s liabilities for breach of or indemnity for the foregoing representations or warranties shall be expressly stated to be several but not joint with other Shareholders. The election of each Tagging Shareholder in the Tag Notice shall be irrevocable and, to the extent such offer is accepted, such Tagging Shareholder shall be bound and obligated to Transfer in the Tag Triggering Sale such number of Tag Securities as specified in its Tag Notice on the same terms and conditions as applicable to the Offering Shareholder.

(iv)     Each Tagging Shareholder shall effect its participation in the Tag Triggering Sale by promptly delivering to the Offering Shareholder for Transfer to the prospective transferee, before the closing of the Tag Triggering Sale, a duly executed instrument of transfer, together with the original share certificate(s) which represent the type and number of Tag Securities such Tagging Shareholder has elected to sell.

Section 6.3    Restriction on Transfers by Investors.

(a)    Subject to Section 6.5, no Investor may Transfer any Equity Securities of the Company to any Company Competitor without the prior written consent of the Company; provided however that the foregoing restriction shall not apply to Alibaba if any of the Company, the Principals, the Principal Shareholders, the Officer Holdcos, the ESOP Holdco, the WFOE or the Domestic Company is then in breach of the Agreement and such breach has not been cured within thirty (30) days.

(b)     Right of First Refusal. Section 6.2(b) shall apply, mutatis mutandis, to any proposed Transfer by any Investor, whereby such Investor shall be deemed the Offering Shareholder and the Principal Shareholders shall be deemed the ROFR Holders; provided however that the foregoing restriction shall not apply to Alibaba if any of the Company, the Principals, the Principal Shareholders, the Officer Holdcos, the ESOP Holdco, the WFOE or the Domestic Company is then in breach of the Agreement and such breach has not been cured within thirty (30) days.

Section 6.4    Restriction on Transfers by All Shareholders. Subject to Section 6.5:

(a)    Without the prior written consent of Alibaba,

(i)    None of the Shareholders (other than Youche) or the Principals may Transfer any Equity Securities of the Company to any Alibaba Competitor, provided, however, that if Alibaba has Transferred any Equity Securities of the Company to any transferee which could be deemed as an Alibaba Competitor, then such transferee shall no longer be deemed an Alibaba Competitor and each other Shareholder may thereafter transfer Equity Securities of the Company to it;

(ii)    Youche may not Transfer any Equity Securities of the Company to Alibaba Competitor unless Youche has complied with the right of first refusal provisions of Section 6.2(b), mutatis mutandis, with Youche being the Offering Shareholder and Alibaba being the sole ROFR Holder for purposes thereof; and

(iii)    except as specifically contemplated in the Transaction Documents or the Restructuring Agreement, no Group Company may transfer the Equity Securities of any other Group Company to any Person who is not a Group Company.

(b)     Prior to the consummation of any Transfer of any Equity Securities of the Company, the transferring Shareholder shall (i) give written notice to the Company regarding such Transfer, and (ii) as a condition to such Transfer, cause the transferee thereof to execute and deliver to the Company a Deed of Adherence (unless such transferee is already a party to this Agreement).

Section 6.5     Exempt Transfer. Section 6.2, Section 6.3 and Section 6.4 shall not apply to any Transfer of Equity Securities (i) which is a redemption or repurchase by the Company of Shares held by the ESOP Holdco to fund repurchases of awards issued under the ESOP Holdco Plan in accordance with the terms thereof, or is a redemption or repurchase by the Company of Shares held by the ESOP Holdco approved by the Directors present at a duly called and convened meeting of the Board in accordance with Section 3.3, (ii) pursuant to Section 7.3 or Section 7.5 of this Agreement, (iii) by Alibaba to any of its Affiliates, provided that, in the event that such transferee ceases to be an Affiliate of Alibaba, any Equity Securities of the Company held by such transferee shall be Transferred back to Alibaba immediately, (iv) by Youche to any of its Affiliates that is neither an Alibaba Competitor nor a Company Competitor, provided that, in the event that such transferee ceases to be an Affiliate of Youche, any Equity Securities of the Company held by such transferee shall be Transferred back to Youche immediately, (v) by HE Xiaopeng (or his Principal Shareholder) to another Principal Shareholder or the ESOP Holdco, (vi) by XIA Heng or HE Tao (or their respective Principal Shareholder) to HE Xiaopeng (or his Principal Shareholder) or the ESOP Holdco, (vii) by the ESOP Holdco to any current or former employee of the Group Companies or as permitted under the ESOP Holdco Plan, (viii) by any recipient of awards under the ESOP Holdco Plan so long as such Transfer is permitted by the ESOP Holdco Plan, (ix) which is a redemption or repurchase by the Company of Equity Securities issued under the ESOP Plans, or (x) by any recipient of awards under the ESOP Plans so long as such Transfer is permitted by the ESOP Plans. Notwithstanding the foregoing sub-clause (v), any Excessive Principal Transfer shall (x) require the prior written consent of Alibaba, and (y) be subject to the terms and conditions of Section 6.2(b). For purposes hereof, “Excessive Principal Transfer” means a Transfer of the Equity Securities of the Company by HE Xiaopeng (and his Principal Shareholder) to XIA Heng or HE Tao (or their respective Principal Shareholder) or the ESOP Holdco that, when aggregated with all such Transfers after September 12, 2019, will result in HE Xiaopeng (and his Principal Shareholder) having transferred to XIA Heng or HE Tao (or their respective Principal Shareholder) or the ESOP Holdco Equity Securities of the Company that represent more than five percent (5%) of the Company’s issued and outstanding Shares (on an as-converted and fully-diluted basis) immediately prior to the proposed Transfer.

Section 6.6     Expiration. This ARTICLE VI shall immediately and automatically expire and cease to have any force or effect upon the consummation of a Qualified Public Offering.

ARTICLE VII

Additional Agreements

Section 7.1    Dividends.

(a)    Subject to the applicable Laws and the Restated Articles, the Board may from time to time to declare cash or non-cash dividends and distributions on Shares outstanding and authorize payment of the same out of the funds of the Company lawfully available therefore and in accordance with the provisions of this Agreement.

(b)     Each holder of Preferred Shares shall be entitled to receive, prior and in preference to any declaration or payment of any cash or non-cash dividend on the Ordinary Shares, but pari passu with other holders of Preferred Shares, non-cumulative dividends at a simple rate of four percent (4%) per annum of the Original Issue Price of such Preferred Shares on each such Preferred Share held by such holder, payable when, as and if declared by the Board. Notwithstanding the foregoing, if the Board shall declare dividends on Ordinary Shares, each holder of any Preferred Shares shall be entitled to receive the higher of (i) four percent (4%) of the Original Issue Price of such Preferred Share, and (ii) the amount of dividends in respect of the Ordinary Shares into which such Preferred Share is then convertible.

Section 7.2    Liquidation Preference. Upon any Liquidation Event, the proceeds and assets available for distribution to the Shareholders shall be distributed in the following manner:

(a)     For purposes of this Agreement, the “Liquidation Preference Amount” of a Share shall mean an amount equal to the higher of (i) 120% of the Original Issue Price, plus any dividends declared but unpaid thereon, of such Share, and (ii) IP × (1.12)N, where IP is the Original Issue Price of such Share and N is (i) the number of calendar days between the Original Issue Date of such Share and the date of payment in full of the Liquidation Preference Amount in respect of such Share, divided by (ii) three hundred and sixty five (365) days.

(b)     Prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series B-2 Preferred Shares, Series B-1 Preferred Shares, Series B Preferred Shares, Series A-2 Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares and Ordinary Shares by reason of their ownership of such Shares, a holder of Series C Preferred Shares shall be entitled to receive, in respect of each Series C Preferred Share held by it and on a pari passu basis with any other Series C Preferred Shares, the Liquidation Preference Amount of such Series C Preferred Share. If upon the occurrence of any Liquidation Event the assets and funds available for distribution to its Shareholders shall be insufficient to permit the payment to such holders of Series C Preferred Shares of the full Liquidation Preference Amount for all Series C Preferred Shares, then the entire assets and funds of the Company legally available for distribution to its Shareholders shall be distributed ratably among such holders of Series C Preferred Shares in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 7.2(b).

(c)    After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preferred Shares, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, Series A-2 Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares and Ordinary Shares by reason of their ownership of such Shares, a holder of Series B-2 Preferred Shares or Series B-1 Preferred Shares shall be entitled to receive, in respect of each Series B-2 Preferred Share or Series B-1 Preferred Share held by it and on a pari passu basis with any other Series B-2 Preferred Shares and Series B-1 Preferred Shares, the Liquidation Preference Amount of such Series B-2 Preferred Share or Series B-1 Preferred Share, as applicable. If upon the occurrence of any Liquidation Event the assets and funds to be so distributed among the holders of the Series B-2 Preferred Shares and holders of Series B-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series B-2 Preferred Shares and Series B-1 Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the holders of the Series B-2 Preferred Shares and the holders of Series B-1 Preferred Shares hereunder shall be distributed ratably among such holders in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 7.2(c).

(d)     After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preferred Shares, the Series B-2 Preferred Shares and the Series B-1 Preferred Shares, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Series A-2 Preferred Shares, Series A-1 Preferred Shares, Series A Preferred Shares and Ordinary Shares by reason of their ownership of such Shares, a holder of Series B Preferred Shares shall be entitled to receive, in respect of each Series B Preferred Share held by it and on a pari passu basis with any other Series B Preferred Shares, the Liquidation Preference Amount of such Series B Preferred Share. If upon the occurrence of any Liquidation Event the assets and funds to be so distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series B Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the holders of the Series B Preferred Shares hereunder shall be distributed ratably among such holders in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 7.2(d).

(e)    After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preferred Shares, the Series B-2 Preferred Shares, the Series B- 1 Preferred Shares and the Series B Preferred Shares, but prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Ordinary Shares by reason of their ownership of such Shares, a holder of Series A-2 Preferred Shares, Series A-1 Preferred Shares or Series A Preferred Shares shall be entitled to receive, in respect of each Series A-2 Preferred Share, Series A-1 Preferred Share or Series A Preferred Share held by it and on a pari passu basis with any other Series A-2 Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares, the Liquidation Preference Amount of such Series A-2 Preferred Share, Series A-1 Preferred Share or Series A Preferred Share, as applicable. If upon the occurrence of any Liquidation Event the assets and funds to be so distributed among the holders of the Series A-2 Preferred Shares, holders of the Series A-1 Preferred Shares and holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Series A-2 Preferred Shares, Series A-1 Preferred Shares and Series A Preferred Shares, then the entire assets and funds of the Company legally available for distribution to the holders of the Series A-2 Preferred Shares, holders of the Series A-1 Preferred Shares and the holders of the Series A Preferred Shares shall be distributed ratably among the such holders in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 7.2(e).

(f)    After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preferred Shares, the Series B-2 Preferred Shares, the Series B- 1 Preferred Shares, the Series B Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares, each holder of Ordinary Shares shall be entitled to receive, in respect of each Ordinary Share held by it and on a pari passu basis with any other Ordinary Shares, the Liquidation Preference Amount of such Ordinary Share. If upon the occurrence of any Liquidation Event the assets and funds to be so distributed among the holders of the Ordinary Shares shall be insufficient to permit the payment to such holders of the full Liquidation Preference Amount for all Ordinary Shares, then the entire assets and funds of the Company legally available for distribution to the holders of Ordinary Shares shall be distributed ratably among such holders in proportion to the Liquidation Preference Amount each such holder is otherwise entitled to receive pursuant to this Section 7.2(f).

(g)    After setting aside or paying in full the aggregate Liquidation Preference Amount of the Series C Preferred Shares, the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Series B Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares, the Series A Preferred Shares and the Ordinary Shares, the remaining assets of the Company available for distribution to Shareholders, if any, shall be distributed to the holders of Ordinary Shares and Preferred Shares on a pro rata basis, based on the number of Shares then held by each holder on an as-converted basis.

(h)     If any Party is in breach of its obligations under this Agreement at the time that a Liquidation Event occurs, the amount of distribution such breaching Party is entitled to receive under this Section 7.2 shall be first used to satisfy the payment obligations of the breaching Party arising out of such breach prior to any distribution to such breaching Party.

Section 7.3    Redemption.

(a)     From and after the occurrence of any Redemption Event, the Company shall, at the written request of any holder of Preferred Shares given in accordance with Section 7.3(b), redeem all or a portion of (as elected by such holder of Preferred Shares) the Preferred Shares then held by such requesting holder (the “Redemption Shares” of such requesting holder) out of funds legally available therefor including capital, for an aggregate redemption price (the “Redemption Price” of such requesting holder) equal to the aggregate Liquidation Preference Amounts of the Redemption Shares of such requesting holder.

(b)     A notice of redemption by any holder of the Preferred Shares shall be given to the Company within ninety (90) days after the first occurrence of the Redemption Event giving rise such right of redemption, and shall state the date on which the Redemption Shares of such requesting holder are to be redeemed, provided, however, that the redemption date in such notice of redemption shall be no earlier than the date thirty (30) days after such notice of redemption is given. Upon receipt of the first of such requests, the Company shall promptly give written notice of the redemption request to each other holder of record of Preferred Shares stating the occurrence of such redemption request, the number of Redemption Shares of such redemption request and the date such Redemption Shares are to be redeemed (the “Redemption Date”), whereupon each such other holder shall be entitled to request to have all or a portion of its own Preferred Shares (being the Redemption Shares of such other holder) redeemed simultaneously with those of the first-mentioned redemption notice. The Company shall, on the Redemption Date, pay to each requesting holder in full the Redemption Price of such requesting holder. If on the Redemption Date, the Company fails to pay in full the aggregate Redemption Price of all requesting holders, then (i) the redemption of the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares shall be subordinate to the redemption of the Series C Preferred Shares, such that the Company shall first redeem in full the Series C Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefor in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, Series B Preferred Shares, Series B-1 Preferred Shares and Series B-2 Preferred Shares being included as part of the Redemption Shares (and pay any part of the Redemption Price payable thereon), (ii) the redemption of the Series B Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares shall be subordinate to the redemption of the Series B-2 Preferred Shares and the Series B-1 Preferred Shares (the redemption of the Series B-2 Preferred Shares shall rank pari passu with the redemption of Series B-1 Preferred Shares), such that the Company shall first redeem in full the Series B-2 Preferred Shares and the Series B-1 Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefor in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and Series B Preferred Shares being included as part of the Redemption Shares (and pay any part of the Redemption Price payable thereon), (iii) the redemption of the Series A-2 Preferred Shares, the Series A- 1 Preferred Shares and the Series A Preferred Shares shall be subordinate to the redemption of the Series B Preferred Shares, such that the Company shall first redeem in full the Series B Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefor in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares being included as part of the Redemption Shares (and pay any part of the Redemption Price payable thereon), (iv) subject to the compliance with subsection (i), (ii) and (iii) above, the funds that are legally available shall be paid and applied in a pro-rata manner against each Redemption Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Redemption Share in accordance with the relative remaining amounts owed thereon; and (v) without limiting any rights of the holders of any Preferred Shares herein, or are otherwise available under applicable Laws, the balance of any Redemption Shares with respect to which the Company has become obligated to pay the applicable amount of aggregate Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares. For the avoidance of doubt, the priority of the Redemption among the Series C Preferred Shares, the Series B-2 Preferred Shares, the Series B-1 Preferred Shares, the Series B Preferred Shares, the Series A-2 Preferred Shares, the Series A-1 Preferred Shares and the Series A Preferred Shares shall apply at all times with respect to all outstanding Redemption obligations of the Company, regardless of the order in which the Redemption Notices or share certificates are delivered.

(c)    Before any holder of Redemption Shares shall be entitled for redemption under the provisions hereof, such holder shall surrender his or her certificate or certificates representing such Redemption Shares to be redeemed to the Company on the Redemption Date in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be immediately payable to such holder and each such certificate shall be cancelled. In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Upon cancellation of the certificate representing such Redemption Shares to be redeemed and full payment of the Redemption Price of such holder, all dividends on such Redemption Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, without interest, shall cease and terminate and such Redemption Shares shall cease to be issued shares of the Company.

(d)     From and after the occurrence of any Alibaba Redemption Event, the Company shall, at the written request of Alibaba, redeem all or a portion of (as elected by Alibaba) the Preferred Shares then held by Alibaba, at a Redemption Price equal to the aggregate Liquidation Preference Amounts of such Preferred Shares. Section 7.3(b) and Section 7.3(c) shall apply mutatis mutandis with respect to a redemption in accordance with this Section 7.3(d).

(e)     If any holder of Redemption Shares shall have not been paid its Redemption Price in full on the Redemption Date, such holder (the “Selling Holder”) may Transfer all or a portion of its Redemption Shares to a third-party purchaser in a bona fide sale subject to Section 6.4 (the “Sale of Redemption Shares”). Subject to Section 6.4, after the Selling Holder has used its reasonable efforts to negotiate for the highest sale price for the Redemption Shares, if the aggregate price of the Redemption Shares in such sale is less than the Redemption Price of such Redemption Shares, subject to such third-party purchaser having irrevocably waived all claims and rights for redemption with respect to such Redemption Shares, the Company shall be obligated to pay to the Selling Holder the excess, if any, of the Redemption Price over the aggregate price of the Redemption Shares in such sale within thirty (30) days after the completion of the Sale of Redemption Shares.

(f)     If any holder of Redemption Shares shall have not been paid its Redemption Price in full (including pursuant to Section 7.3(e), as applicable) by the date that is 120 days after the Company’s receipt of such holder’s notice of redemption, such holder may request the Company be liquidated, provided that the Company shall not be required to comply with any such request unless and until the Board shall have resolved that the Company be liquidated.

Section 7.4     Adjustment for Certain Issuances. In the event the Company issues any New Securities or any Equity Securities in connection with a bona fide acquisition (whether by consolidation, merger, amalgamation, reorganization or otherwise) of any other Person (or assets of any other Person) (but other than any issuance of Equity Securities as equity incentives to employees of such Person in connection therewith) for a price per share less than the Conversion Price then in effect with respect to any Preferred Shares (or, if applicable, any Preferred Shares issuable pursuant to an exercise of any Warrant), as of the date of such issuance, the Conversion Price with respect to such Preferred Shares (or, if applicable, such Preferred Shares issuable pursuant to an exercise of any Warrant) shall be adjusted to be equal to the price per share for such New Securities or Equity Securities so issued.

Section 7.5    Drag Along Transaction. If at any time Mr. HE Xiaopeng and the Majority Preferred Holders (which shall include (i) Alibaba so long as Alibaba is a Shareholder and (ii) if the price per Share is lower than the Conversion Price of the Series C Preferred Shares in effect on the date of closing of the Drag Along Transaction, the holders of at least a majority of the issued and outstanding Series C Preferred Shares) (collectively, the “Drag Along Shareholders”) approve a sale of all or substantially all of the Equity Securities of the Company or all or substantially all of the businesses of the Group Companies to any Person (whether structured as a merger, asset sale, stock sale or otherwise) reflecting an equity value of the Company of not less than US$5,000,000,000 (if any consideration is not in cash, such consideration shall be valued at the fair market value determined by the Board and approved by the Majority Preferred Holders (which shall include Alibaba so long as Alibaba is a Shareholder)) on a fully-diluted basis (a “Drag Along Transaction”), at the written request of the Drag Along Shareholders (the “Drag Along Notice”), each of the other Shareholders shall (i) vote, or give his written consent with respect to, all the Shares held by him in favor of such proposed Drag Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag Along Transaction; (iii) transfer the same percentage of securities on the same terms as the Drag Along Shareholders in the event that a proposed Drag Along Transaction is structured as a share transfer; and (iv) take all actions reasonably necessary to consummate the proposed Drag Along Transaction, including without limitation amending the then existing Memorandum and Articles. In the event that any such dragged Shareholder fails for any reason to take any of the foregoing actions within thirty (30) Business Days after receiving the Drag Along Notice, such Shareholder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag Along Transaction to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. A Drag Along Transaction shall be deemed a “Liquidation Event” and proceeds from the Drag Along Transaction shall be distributed in accordance with Section 7.2.

Section 7.6    U.S. Tax Matters.

(a)    None of the Group Companies will take any action inconsistent with its treatment of the Company as a corporation for United States federal income tax purposes or elect to be treated as an entity other than a corporation for United States federal income tax purposes.

(b)     The Company shall use its best effort to avoid future status of the Company or any other Group Company as a passive foreign investment company (“PFIC”). Within forty-five (45) days from the end of each taxable year of the Company, the Company shall determine, in consultation with a reputable accounting firm, whether the Company or any other Group Company was a PFIC in such taxable year (including whether any exception to PFIC status may apply) or if there is a likelihood of any such entity being classified as a PFIC for any taxable year. If the Company determines that the Company or any other Group Company was a PFIC in such taxable year (or if a Governmental Authority or an Investor informs the Company that it has so determined) or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, it shall, within sixty (60) days from the end of such taxable year, notify each Investor such status or risk, as the case maybe, and provide, at the written request of an Investor who, or whose Beneficial Owner, is a U.S. tax resident (such Investor or Beneficial Owner, “PFIC Shareholder”), the following information to such PFIC Shareholder: (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements, if any, arising from its investment in the Company and relating to the Company’s or any other Group Company’s classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Internal Revenue Code), with respect to the Company (or any other Group Company); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).

Section 7.7     Preferential Tax Treatments. The Company shall make commercially reasonably efforts to obtain all preferential tax treatments available under current and future tax Laws of the PRC to the extent applicable to the business of the Group Companies.

Section 7.8     Service and Non-Competition. Each of the Principals and the Principal Shareholders shall, and shall cause each Key Employee to, enter into an employment, confidentiality, intellectual property ownership and non-compete agreement with a Group Company, pursuant to which such Principal, Principal Shareholder or Key Employee shall not take, directly or indirectly, any of the following actions for a period commencing on the date of such agreement and continuing until two (2) years after such Principal, Principal Shareholder or Key Employee ceases being a shareholder, director or employee of any Group Company: (i) be employed by any Company Competitor, whether as director, employee or manager, (ii) make any investment in any Company Competitor, including through equity ownership, debt instrument or actual Control, (iii) conduct any business with any Company Competitor, whether as a business agent, supplier or distributor of such Company Competitor, (iv) provide any Company Competitor with any advice or suggestion; (v) enter into any agreement, undertaking or any other arrangement if such agreement, undertaking or arrangement will, or is likely to, limit or damage the Group Companies’ business; (vi) recruit, solicit or contact (or attempt to recruit, solicit or contact) the current or potential customers, agents, suppliers and/or independent contractors, or any Person employed by any Group Company on behalf of any Company Competitor; (vii) solicit, encourage or otherwise cause, or advise or recommend any other Person that is not a Group Company to solicit, encourage or otherwise cause, any employee of any Group Company to terminate his or her employment with such Group Company, (viii) facilitate the employment by any Company Competitor of any employee of any Group Company, or (ix) use, including the creation of any entity or domain name with, any name that is confusingly similar to the names of the Group Companies or any other name used by the Group Companies in their principal business. Each such agreement shall contain a severability clause substantially similar to Section 8.13.

Section 7.9     ESOP Plan. The Company shall adopt an employee incentive plan approved in accordance with Section 3.3, under which Shares will be reserved for awards to employees of the Group Companies (the “ESOP Plan”). The ESOP Plan (including 4-year vesting schedule for awards issued thereunder) shall be adopted and, if applicable, amended in accordance with Section 3.3. The Company may not reserve any additional Shares for the ESOP Plans (except the reservation of Shares under the 2019 ESOP Plan) without the prior approval of (i) holders of at least two thirds (2/3) of the Preferred Shares held by the Investors if more than 20,160,773 Ordinary Shares under the 2019 ESOP Plan have been awarded to Mr. HE Xiaopeng, or (ii) otherwise, the Majority Preferred Holders.

Section 7.10     Investigations. The Company shall promptly inform the Investors any material criminal, administrative or regulatory investigation of any Group Company by any Governmental Authority, or any material development thereof. Upon the written request of an Investor, the Principals and the Company shall reasonably cooperate with such Investor in efforts to eliminate, reduce or alleviate the potential consequences and costs of such investigation (including affording such Investor opportunities to review documents to be submitted to Governmental Authorities, attend conferences with Governmental Authorities, and coordinate or assist with communication with Governmental Authorities).

Section 7.11    Warrant.

(a)     For so long as the Warrant issued to a Warrant Holder remains exercisable in accordance with its terms and conditions, such Warrant Holder (i) agrees to be bound by this Agreement and shall comply with all obligations and restrictions applicable to a Shareholder, and (ii) shall be entitled to any and all rights and privileges (including dividend rights, rights to receive notice to and materials of and to participate in Shareholders’ meeting, information and inspection rights, pre-emptive rights, right of first refusal, right of co-sale, drag-along right, liquidation preference and redemption rights) applicable to a Shareholder and/or holder of Preferred Shares, in each case of (i) and (ii), as if all of the Shares for which the Warrant held by such Warrant Holder is exercisable have been issued to and are held by such Warrant Holder (and for such purpose, references to Shareholders under this Agreement shall include the Warrant Holders, and reference to Shares or Preferred Shares under this Agreement shall include the Shares or Preferred Shares underlying the Warrants).

(b)     Upon the full or partial exercise of a Warrant issued to a Warrant Holder, such Warrant Holder will be bound by this Agreement as a Shareholder without any further action. If any Person other than a Warrant Holder proposes to become a Shareholder through the exercise of a Warrant held by such Warrant Holder, such Warrant Holder shall cause such Person to execute a Deed of Adherence and become a party to, and be bound by, this Agreement as a Shareholder. For the avoidance of doubt, a Warrant Holder will, after giving notice of exercise of its Warrant, continue to be entitled to its rights as a Warrant Holder hereunder until the Warrant Holder (or its designated Person) has been duly recorded as a shareholder of the Company.

(c)     If the contexts of this Agreement distinguish between Shareholders of different series of Shares, or require the calculation of a Shareholder’s shareholding percentage, each Warrant Holder shall be deemed to hold such series and number of Shares that such Warrant Holder is entitled to receive upon the exercise of its Warrant in full.

(d)     To the extent that any Warrant Holder or any of its Affiliates holds any equity interest in the Domestic Company, such Warrant Holder shall, or shall procure any relevant Affiliate of such Warrant Holder to, as applicable, perform all its obligations under the Control Documents to which it is a party. Each such Warrant Holder agrees to indemnify and hold harmless the Company, its Affiliates and the Shareholders against any losses, claims, damages or liabilities arising out of or in connection with any breach by it or its Affiliate (as the case may be) of any Control Document to which it is a party.

(e)     Notwithstanding anything else to the contrary, an Excluded Warrant Holder shall not be entitled to any of the rights or privileges applicable to a Shareholder or an Investor under this Agreement or the Restated Articles, unless and until such Excluded Warrant Holder has exercise its Warrant and be bound by this Agreement as a Shareholder.

Section 7.12     Certain Undertakings. The Company hereby undertakes that (i) it will not call upon any Investor in respect of any monies unpaid on the Shares of such Investor, except where such Investor, due to reasons attributable to such Investor, shall have failed to pay or cause to be paid the Subscription Price of such Investor’s Shares in full on or before the applicable deadline in accordance with the terms and conditions of the Share and Warrant Subscription Agreement; and (ii) so long as Alibaba holds any Shares, it will not, without the prior written consent of Alibaba, issue any Equity Securities to any Alibaba Competitor or otherwise accept any equity investment from any Alibaba Competitor.

Section 7.13     Expiration. This ARTICLE VII shall immediately and automatically expire and cease to have any force or effect upon the consummation of a Qualified Public Offering.

ARTICLE VIII

Miscellaneous

Section 8.1     Registration Rights. Prior to the commencement of the initial public offering of the Company’s Ordinary Shares in the United States (or such other jurisdiction where registration rights are applicable), the Company shall enter into a registration rights agreement with the Shareholders providing such Shareholders with customary demand and piggyback registration rights exercisable after the consummation of such initial public offering (such agreement not to limit the number of times the piggyback registration rights may be exercised).

Section 8.2     Governing Law. This Agreement shall be governed by and construed exclusively in accordance the Laws of the State of New York (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

Section 8.3     Breach. If any Party (the “Non-Breaching Party”) believes another Party (the “Breaching Party”) has breached this Agreement in any material respect, the Non-Breaching Party shall deliver a written notice to the Breaching Party with reasonable details of such alleged breach. The Breaching Party shall use its best efforts to cure such alleged breach within 120 days of its receipt of such written notice. If such alleged breach has not been cured within such 120 days’ period, the Non-Breaching Party may initial the dispute resolution procedures set forth in Section 8.4 (in such case, disregarding the 120-day consultation period therein).

Section 8.4     Dispute Resolution. The Parties agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the Parties are unable to resolve a dispute arising hereunder within one hundred and twenty (120) days of commencing such consultation, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the laws of Hong Kong. The Parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the Parties or over the Parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any party in connection with the arbitration shall be borne by the losing party. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from any Proceeding, from jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgement, execution of judgement or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement. Nothing in this Section 8.4 shall be construed as preventing any party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to this Section 8.4.

Section 8.5     Specific Performance Each Party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limitation to any other remedy or right it may have, the non-breaching Party will have the right to seek an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

Section 8.6     Entire Agreement. This Agreement, the other Transaction Documents, the Restructuring Agreement and the other agreement, document or instrument required to be executed and delivered in connection with the transactions contemplated hereby and thereby, together with all the schedules and exhibits hereto and thereto which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between all the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, representatives and warranties, whether written or oral, among all the Parties hereto with respect to the subject matter hereof. Without prejudice to the foregoing, the Parties hereby acknowledge and agree that this Agreement replaces the Original Shareholders Agreement in its entirety, and the Original Shareholders Agreement has been terminated by the parties thereto with effect from the date hereof. For the avoidance of doubt, the Parties acknowledge that nothing in this Agreement is intended to vary, amend, relieve, waive or otherwise affect any rights, liabilities or claims that may have arisen or accrued under the Original Shareholders Agreement before the date hereof.

Section 8.7     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. Except as expressly provided herein, this Agreement and the rights and obligations of each Party hereunder may not be assigned (whether by operation of Law or change of control or otherwise) (i) by any Investor without the prior written consent of the Company and (ii) by any Party that is not an Investor without the prior written consent of the holders of a majority of the then issued and outstanding Preferred Shares (voting as a single class on an as-converted basis, treating all Warrants then outstanding and exercisable as having been fully exercised); provided that any Shareholder may assign its rights or obligations hereunder to its respective transferees in connection with a Transfer permitted hereunder and in accordance with Section 6.1 without the prior written consent of the other Parties. As a condition of such assignment, each successor or assignee shall agree in writing to be subject to each of the terms of this Agreement by execution of a Deed of Adherence and shall be deemed to be a party hereto as if the signature of such successor or assignee appeared on the signature pages of this Agreement.

Section 8.8     No Third Party Beneficiaries; No Partnership. A Person who is not a party to this Agreement shall not have any right under, nor shall any such Person be entitled to enforce any provision of, this Agreement. Notwithstanding the foregoing, the Parties hereto agree that any Person who executes and delivers to the Company a Deed of Adherence (and such delivery is accepted by the Company) after the date hereof shall be deemed to be a party to this Agreement from the date of the delivery and shall be afforded the applicable rights and privileges and subject to the applicable obligations under this Agreement in accordance with the provisions of the Deed of Adherence, as applicable. Nothing in this Agreement shall be deemed to constitute a partnership among any of the Parties hereto.

Section 8.9     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing to the number or address set forth in Schedule 1 , Schedule 2 or Schedule 3 hereto (or in the Deed of Adherence of such Party) and shall be conclusively deemed to have been duly given (a) when hand-delivered to the other Parties, upon delivery; (b) when sent by facsimile or electronic mail at the number or address upon receipt of confirmation of error-free transmission or, in the case of electronic mail, upon such mail being sent unless the sending party subsequently learns that such electronic mail was not successfully delivered; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 8.9, by giving the other Parties written notice of the new address in the manner set forth above. The address for notice of the Company, the Domestic Company, the ESOP Holdco, XPeng Limited, XPeng (Hong Kong) Limited or Guangdong Xiaopeng Motors Technology Co., Ltd. (广东小鹏汽车科技有限公司) shall be as follows:

No. 8 Songgang Road, Changxing Street

Cencun, Tianhe District, Guangzhou

Guangdong 510640, China

Attention:    General Counsel

Email:          linsc@xiaopeng.com

With a required copy, which shall not constitute notice, to:

Simpson Thacher & Bartlett LLP

3901 China World Tower A

1 Jianguomenwai Avenue

Beijing 100004, China

Attention:    Yang Wang

Email:          yang.wang@stblaw.com

Facsimile:    +86-10-59652988

Section 8.10    Amendments; Waiver.

(a)    Except for updates to Schedule 5 and Schedule 6 in accordance with the terms and conditions of this Agreement and updates to Schedule 2 and Schedule 7 in accordance with Section 8.19, any provision of this Agreement or the Restated Articles may be amended only (i) if such amendment has been approved by the Board in accordance with Section 3.2(b), and (ii) with the written consent of the holders of a majority in voting power of the issued and outstanding Preferred Shares (voting as a single class and on an as-converted basis, treating all Warrants then outstanding and exercisable as having been fully exercised) and the Majority Principal Holders; provided that the written consent of holders of a majority of the issued and outstanding Preferred Shares in a particular series shall also be required with respect to any such amendment that adversely affects the rights of holders of such series of Preferred Shares as set forth herein in a manner that is disproportionate to the effect on the rights of holders of other series of Preferred Shares and provided further that the written consent of a holder of a certain series of Preferred Shares shall also be required with respect to any amendment that adversely affects the rights (in respect of such series of Preferred Shares) of such holder in a manner that is disproportionate to the effect on the rights (in respect of such series of Preferred Shares) of other holders of such series of Preferred Shares. No later than three (3) days before the effective day of any amendment of this Agreement or the Restated Articles, the Company shall provide each Director and each Shareholder a written notice setting forth such proposed amendment. Any amendment effected in accordance with this Section 8.10(a) shall be binding upon all the Parties.

(b)     Each Party hereby appoints the Company as its agent and attorney-in-fact with full power of substitution to action in the name, place and stead of such Party and its successors and permitted assigns to, subject to any amendment to this Agreement or the Restated Articles having been approved in accordance with Section 8.10(a) and to the extent such Party has not, promptly upon the Company’s request, executed the written instruments (including such Party’s counterpart signature page to this Agreement, as amended, and/or such Party’s counterpart signature page to resolutions amending the Restated Articles) necessary to implement and give effect to such amendment to this Agreement or the Restated Articles, as applicable, execute all such written instruments. The grant of authority to the attorney under this Section 8.10(a) is coupled with an interest and shall be irrevocable and shall survive the bankruptcy or liquidation of the granting Party.

(c)    No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the party against whom the waiver is to be effective; provided that (i) a written waiver signed by the holders of a majority of the then issued and outstanding Preferred Shares in a particular series shall be effective against all holders of Preferred Shares in such series, and (ii) a written waiver signed by the holders of a majority of the then issued and outstanding Preferred Shares (voting as a single class) shall be effective against all holders of Preferred Shares unless in each case of (i) and (ii), such waiver would (x) adversely affect the rights of holders of any particular series of Preferred Shares set forth herein in a manner that is disproportionate to the effect on the rights of other series of Preferred Shares or (y) adversely affects the rights of a holder of a series of Preferred Shares as set forth herein in a manner that is disproportionate to the effect on the rights of holders of Preferred Shares in the same series.

Section 8.11     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of such Party, nor shall it be construed to be a waiver of any such breach or default, or of an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall it be construed to be any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach or default under this Agreement or any waiver on the part of any Party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party hereto, shall be cumulative and not alternative.

Section 8.12     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures in portable document format (PDF) shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 8.13     Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly reflects the Parties’ intent in entering into this Agreement.

Section 8.14     Expenses. Except as may be expressly provided otherwise herein, in the other Transaction Documents or in the Restructuring Agreement, each party hereto will bear its own legal, accounting and other costs and expenses incurred by such party in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 8.15    Use of Name.

(a)     Without the prior written consent of Alibaba, each of the Parties hereto shall not, and shall cause its Affiliates to not, (i) use in advertising, publicity, announcements, or otherwise, the name of Alibaba or its Affiliates, either alone or in combination of, including“阿里巴巴” (Chinese equivalent for “Alibaba”), “淘宝” (Chinese equivalent for “Taobao”), “天猫” (Chinese equivalent for “Tmall”), “1688”, “聚划算” (Chinese equivalent for “Juhuasuan”), “全球速卖通” (Chinese brand for “AliExpress”), “飞猪” (Chinese equivalent for “Fliggy”), “阿里妈妈” (Chinese equivalent for “Alimama”), “阿里云” (Chinese equivalent for “Alibaba Cloud”), “阿里通信” (Chinese equivalent for “AliTelecom”), “ 一 达 通 ” (Chinese brand for “OneTouch”), “ 友 盟 ” (Chinese equivalent for “Umeng”), “ 盒马 ” (Chinese equivalent for “Freshippo”), “ 闲鱼 ” (Chinese equivalent for “XianYu”), “优酷” (Chinese equivalent for “YOUKU”), “土豆 ” (Chinese equivalent for “TUDOO”), “ 优 视 ” (Chinese equivalent for “UC/UCWeb”), “ 阿里游戏 ” (Chinese equivalent for “Alibaba Games”) ， “ 九游 ” (Chinese equivalent for “9Game”), “ 阿里文学 ” (Chinese equivalent for “Alibaba Literature”), “ 书 旗 小 说 ” (Chinese equivalent for “Shuqi”), “ 大麦 ” (Chinese equivalent for “Damai”), “ 虾米 ” (Chinese equivalent for “Xiami”), “ 高 德 地 图 ” (Chinese brand for “AMAP”), “阿里” (Chinese equivalent for “Ali”), “淘” (Chinese equivalent for “Tao”), “ 钉钉 ” (Chinese brand for “DingTalk”), “ 口碑 ” (Chinese equivalent for “Koubei”), “饿了么” (Chinese equivalent for “Eleme”), “蚂蚁金服” (Chinese brand for “Ant Financial”), “蚂蚁” (Chinese equivalent for “Ant”), “支付宝” (Chinese brand for “Alipay”), “余额宝” (Chinese equivalent for “Yu’e Bao”), “芝麻信用 ” (Chinese equivalent for “Zhima Credit”), “ 网商银行 ” (Chinese brand for “MYbank”), “ 花呗 ” (Chinese equivalent for “HUABEI”), “Alibaba”, “Taobao”, “Tmall”, “Juhuasuan”, “AliExpress”, “Fliggy”, “Alimama”, “Alibaba Cloud”, “AliOS”, “AliTelecom”, “OneTouch”, “Umeng”, “Freshippo”, “YOUKU”, “TUDOO”, “UC”, “UCWeb”, “Alibaba Games”, “9Game”, “Alibaba Literature”, “Shuqi”, “Damai”, “Xiami”, “AMAP”, “Ali”, “Tao”, “DingTalk”, “Koubei”, “Eleme”, “Ant Financial”, “Ant”, “Alipay”, “Yu’e Bao”, “Zhima Credit”, “MYbank”, “HUABEI”, the associated devices and logos of the above brands (including but not limited to the smiling face device of Alibaba Group, the cow device of Alibaba.com, the Tao doll device of Taobao, the cat device of Tmall, the Ju doll device of Juhuasuan, the pig device of Fliggy, the bracket device of Alibaba Cloud, the hippo device of Freshippo, the fish device of XianYu, the doughnut device of YOUKU, the smiling face device of TUDOO, the 9 Games device, the Shuqi device of Shuqi, the hand device of Damai, the shrimp device of Xiami, the Gaoxiaode device and the paper aeroplane device of AutoNavi, the wing device of Dingtalk, the ant device of Ant Financial, the Zhi device of Alipay, the Zhima Credit device, etc.), or any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned or used by Alibaba or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by such Party or its Affiliates has been approved or endorsed by Alibaba or its Affiliates.

(b)     Without the prior written consent of Shunwei, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, (i) the name or the associated devices or logos of Shunwei, (ii) names, photos, image or marks of any of Shunwei’s partners, and (iii) any similar name, trademark or logo.

(c)    Without the prior written consent of IDG, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, (i) the name or the associated devices or logos of IDG or its Affiliates, (ii) names, photos, image or marks of any of IDG’s partners, and (iii) any similar name, trademark or logo.

(d)     Without the prior written consent of Markarian, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, (i) the name or the associated devices or logos of Markarian or its Affiliates, (ii) names, photos, image or marks of any of Markarian’s partners, and (iii) any similar name, trademark or logo.

(e)    Without the prior written consent of Yunfeng, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, (i) the name or the associated devices or logos of Yunfeng or its Affiliates, (ii) names, photos, image or marks of any of Yunfeng’s partners, and (iii) any similar name, trademark or logo.

(f)     Without the prior written consent of GGV, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of GGV, “纪源资本” or its Affiliates.

(g)     Without the prior written consent of Morningside, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to, Morningside, “晨兴资本” or its Affiliates.

(h)     Without the prior written consent of Primavera, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to, Primavera, “春华资本” or its Affiliates.

(i)     Without the prior written consent of HH XP, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to, Hillhouse, “高瓴,” “Gaoling,” “Gao Ling,” “张磊,” “Lei Zhang,” or HH XP or its Affiliates.

(j)     Without the prior written consent of Matrix, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to “Matrix”, “Matrix China”, “经纬”, “经纬中国” or its Affiliates.

(k)     Without the prior written consent of Xiaomi, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, (i) the name, mark, package, decoration, shape of goods (including overall image and specific elements), trademark, trade name, or logos of Xiaomi or its Affiliates, either alone or in combination of, including but not limited to “雷军”, “小米”, “小米商城”, “小米网”, “红米”, “米兔”, “米”, “米家”, “米柚”, “小米生态链”, “MI”, “mi”, “Xiaomi”, “MIUI”, “MIJIA”, “Redmi” and logos and pictures connected to the abovementioned brand (including but not limited to , , , , and ); (ii) represent, directly or indirectly, that any product or services provided by such Party or its Affiliates has been approved or endorsed by Xiaomi or its Affiliates.

(l)     Without the prior written consent of YY, each of the Parties hereto shall not, and shall cause its Affiliates to not, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to, YY, “欢聚时代” or its Affiliates.

(m)    Without the prior written consent of Youche, each of the Parties hereto shall not, and shall cause it Affiliates not to, use in advertising, publicity, announcements, or otherwise, the name or the associated devices or logos of, or logos and names closely related to, “大钲”, “Centurium”, “Youche” or “优车” or its Affiliates.

(n)     The Company hereby grants each of Alibaba, Youche and their respective Affiliates a license to use the name, trade name, trademarks, product or service names, domain names, signs and icons, marks and logos of the Company in its promotional materials. Each such license will expire upon the termination of this Agreement with respect to Alibaba or Youche, as applicable.

Section 8.16    Confidentiality and Non-Disclosure.

(a)    Disclosure of Terms. The terms and conditions of the Transaction Documents (collectively, the “Financing Terms”) and any information received by any Party from the Company pursuant to Article II or otherwise (collectively, the “Confidential Information”) shall be considered confidential information and shall not be disclosed by any Party to any third party except in accordance with the provisions set forth below; provided that such Confidential Information shall not include, with respect to any Party, any information that is (i) in the public domain other than by reason of the breach of the confidentiality obligations hereunder by any Party hereto, (ii) already in the possession of such Party at the time the information was disclosed to such Party by other Parties hereto, (iii) is acquired by such Party from a source other than the other Parties hereto, which source, to the knowledge of the receiving Party, is not in breach of any obligation owed to any Party hereto in respect of such disclosure, (iv) independently developed by such Party without using or making reference to any Confidential Information, or (v) agreed in writing by the Company and the other Parties hereto not to be confidential.

(b)     Permitted Disclosures. In the event that any Party is requested by any Governmental Authority or becomes legally compelled (including, without limitation, pursuant to securities laws and regulations and in connection with any legal, judicial, arbitration or administrative proceedings) to disclose the existence of this Agreement, any other Transaction Documents, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 8.16, such Party (the “Disclosing Party”) shall to the extent practicable and permitted by Laws, provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all commercially reasonable efforts to seek (with the cooperation and reasonable efforts of the other Parties) a protective order, confidential treatment or other appropriate remedy with respect to the information which is requested or legally required to be disclosed. In such event, the Disclosing Party shall furnish only that portion of the information which is requested or legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party. Each of the Company and the other Parties may disclose the existence of the investment in the Company by the other Parties, as applicable, and the terms and conditions of such investment solely to its current or bona fide prospective investors or its bona fide transferees, general partners, limited partners, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys (collectively “Representatives”); provided that each such recipient shall be informed of the confidential nature of such information and either be subject to professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Section 8.16. Each Party, as applicable, may disclose the existence of such Party’s investment in the Company including the terms and conditions thereof and the Confidential Information to its and its Affiliates’ Representatives on a need-to-know basis, provided that each such recipient shall be informed of the confidential nature of such information and either be subject to professional obligations to keep such information confidential or confidentiality obligations that are as restrictive as this Section 8.16 and that each Party shall be liable for any breach of confidentiality obligations by any of its Representatives.

(c)     Other Information. The provisions of this Section 8.16 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties or their respective Affiliates with respect to the transactions contemplated hereby.

Section 8.17     Effectiveness; Termination. This Agreement shall become effective upon the execution hereof by the Parties. This Agreement shall terminate (i) with respect to all Parties, upon mutual consent of all of the Parties, (ii) with respect to any Shareholder or a Warrant Holder, upon the time when it no longer holds any Shares or any other Equity Securities of the Company that, by the terms of such Equity Securities, remain exercisable for or convertible into Shares. If this Agreement is terminated with respect to any Party, such Party shall be released from its obligations, and shall cease to enjoy any rights, under this Agreement, provided that (x) any obligations expressly stated herein to survive any termination of this Agreement and the provisions of ARTICLE VIII shall survive such termination, and (y) no such termination shall release any Party from any liability arising prior to such termination.

Section 8.18     Qualified Public Offering. Each of the Investors agrees that, during the pre-offering process of a prospective Qualified Public Offering, all of the rights and preferences of the Preferred Shares held by the Investors under this Agreement and the Articles, including but not limited to those provided by under ARTICLE II, ARTICLE III, ARTICLE IV, ARTICLE V, ARTICLE VI and ARTICLE VII, shall terminate when and if such termination is necessary or desirable as advised by the Company’s counsel with respect to such public offering; provided, however, that if such Qualified Public Offering (i) shall have been abandoned, withdrawn or indefinitely suspended by the Company, (ii) shall have not been consummated within twelve months after such termination of rights and preferences, or (iii) shall have not been consummated within six months after the applicable securities exchange or regulator has approved the proposed Qualified Public Offering, then, from the date that the matters enumerated in the forgoing (i) to (iii) have occurred or would occur as reasonably determined by the outside advisor to the Company in connection with such Qualified Public Offering, the Investors shall continue to have all the rights and preferences of the Preferred Shares as if they have never been terminated. The Parties agree to take all actions necessary to effect the terms of this Section 8.18.

Section 8.19     Deed of Adherence. Any Person who executes and delivers to the Company a Deed of Adherence (where such delivery is accepted by the Company) after the date hereof shall be deemed to be a party to this Agreement from the date of the delivery and shall be afforded the applicable rights and privileges, and subject to the applicable obligations, under this Agreement, whereupon Schedule 3 and Schedule 7 to this Agreement shall be deemed to have been duly updated with the information of such Person as set forth in its Deed of Adherence (without affecting the information set forth therein for any other Person).

Section 8.20     Shareholders Agreement Prevails. The Parties shall take all necessary actions to give full force and effect to the provisions of this Agreement. If there is any conflict between any provision of this Agreement and any provision of the Restated Articles, the provisions of this Agreement shall prevail as among the Parties, and the Parties shall procure that the Restated Articles are promptly amended to remove such conflict.

** REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK **

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPENG INC.

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPENG LIMITED

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPENG (HONG KONG) LIMITED

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GUANGDONG XIAOPENG MOTORS
TECHNOLOGY CO., LTD
(Seal)

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GUANGZHOU CHENGXING ZHIDONG AUTOMOBILE TECHNOLOGY CO., LTD
(Seal)

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

HE Xiaopeng

/s/ HE Xiaopeng

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XIA Heng

/s/ XIA Heng

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

HE Tao

/s/ HE Tao

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SIMPLICITY HOLDING LIMITED

By:	/s/ HE Xiaopeng
Name:	HE Xiaopeng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

RESPECT HOLDING LIMITED

By:	/s/ HE Xiaopeng
Name:	HE Xiaopeng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

EFFICIENCY INVESTMENT LIMITED

By:	/s/ XIA Heng
Name:	XIA Heng
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

QUALITY ENTERPRISES LIMITED

By:	/s/ HE Tao
Name:	HE Tao
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

QUACK HOLDING LIMITED

By:	/s/ GU Brian Hongdi
Name:	GU Brian Hongdi
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

LIKE MINDED ENTERPRISE LIMITED

By:	/s/ XIAO Bin
Name:	XIAO Bin
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPD HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

TAOBAO CHINA HOLDING LIMITED

By:	/s/ Yi ZHANG
Name:	Yi ZHANG
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GGV (XPENG) LIMITED

By:	/s/ FOO JI-XUN
Name:	FOO JI-XUN
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MATRIX PARTNERS CHINA IV HONG KONG LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MORNINGSIDE TMT HOLDING IV LIMITED

By:	/s/ TANG, Miu Yee
Name:	TANG, Miu Yee
Title:	Authorized Signature

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHUNWEI TOP VENTURE LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MARKARIAN INVESTMENTS LIMITED

By:	/s/ David Muir
Name:	David Muir
Title:	President

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

CK INVESTMENT HOLDINGS LIMITED

By:	/s/ Cheng Chi Kong
Name:	Cheng Chi Kong
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

HH XP (HK) HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MAGICAL STAR PROJECT COMPANY LIMITED

By:	/s/ Cheng Yin Pan
Name:	Cheng Yin Pan
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

MORNINGSIDE SPECIAL IV HONG KONG LIMITED

By:	/s/ TANG, Miu Yee
Name:	TANG, Miu Yee
Title:	Authorized Signature

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PROFICIENT DEVELOPMENT PROJECT COMPANY LIMITED

By:	/s/ Cheng Yin Pan
Name:	Cheng Yin Pan
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

ROBERT S BAO

/s/ ROBERT S BAO

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SINO EV LIMITED

By:
Name:
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XENON INVESTMENT LIMITED

By:	/s/ Ena Leung
Name:	Ena Leung
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

KTB Al LIMITED PARTNERSHIP

By:	/s/ YEH Aieming Amy
Name:	YEH Aieming Amy
Title:	Managing Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

KTB CHINA SYNERGY FUND

By:	/s/ YEH Aieming Amy
Name:	YEH Aieming Amy
Title:	Managing Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

LUMINOUS ACE LIMITED

By:	/s/ Cheng Chi Kong
Name:	Cheng Chi Kong
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

TRULY MAGNETIC PROJECT COMPANY LIMITED

By:	/s/ Cheng Yin Pan
Name:	Cheng Yin Pan
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI CHEYOU ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP) (Seal)

By:	/s/ Lin Xiaoqin
Name:	Lin Xiaoqin
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

CX TMT HOLDING IV LIMITED

By:	/s/ TANG, Miu Yee
Name:	TANG, Miu Yee
Title:	Authorized Signature

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PACIFIC RAYS LIMITED

By:	/s/ Chi Sing Ho
Name:	Chi Sing Ho
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

ZHUHAI GUANGKONG ZHONGYING
INDUSTRIAL INVESTMENT FUND
PARTNERSHIP (LIMITED PARTNERSHIP)
(Seal)

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

TIANJIN RUIFENG XINCHUANG INVESTMENT MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)
(Seal)	[Company seal is affixed]

By:	/s/ Dongliang Lin
Name:	Dongliang Lin
Title:	Representative

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI JIHE ENTERPRISE MANAGEMENT CONSULTING PARTNERSHIP (LIMITED PARTNERSHIP)
(Seal)

By:	/s/ Zhang Chi
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI GUANGYI INVESTMENT MANAGEMENT CENTER (LIMITED PARTNERSHIP)
(Seal)	[Company seal is affixed]

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SPEED UP HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI HUIYU ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

(Seal)	[Company seal is affixed]

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XP MANAGEMENT LIMITED

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

SHANGHAI YUANXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP) (Seal)

By:	/s/ XU Bingdong
Name:	XU Bingdong
Title:	Authorized Signatory

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

YINCHENG INVESTMENT LIMITED

By:	/s/ Ena Leung
Name:	Ena Leung
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

NINGBO DINGPENG EQUITY INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

(Seal)	[Company seal is affixed]

By:
Name:
Title:

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

FAST PACE LIMITED

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

PV XENON INVESTMENT II LIMITED

By:	/s/ Ena Leung
Name:	Ena Leung
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GOLDEN EAGLE (ASIA) INVESTMENT LIMITED For and on behalf of Golden Eagle (Asia) Investment Limited

By:	/s/ Koo Yuen Kim
Name:	Authorized Signature(s) Koo Yuen Kim
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

DUOWAN ENTERTAINMENT CORP.

By:	/s/ Li. Xueling
Name:	Li. Xueling
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

EVOLUTION SPECIAL OPPORTUNITY FUND I, L.P.

a Cayman Islands exempted limited partnership

By: MSVC GP Limited, a Cayman Islands exempted company, as its general partner

By:	/s/ Wai Shan WONG
Name:	Wai Shan WONG
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

EVOLUTION FUND I CO-INVESTMENT, L.P.

a Cayman Islands exempted limited partnership

By: MSVC GP Limited,
a Cayman Islands exempted company, as its general partner

By:	/s/ Wai Shan WONG
Name:	Wai Shan WONG
Title:	Director

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

BRYAN WHITE

/s/ BRYAN WHITE

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

GU BRIAN HONGDI

/s/ GU BRIAN HONGDI

[Signature Page to XPeng Inc. Shareholders Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

XPENG FORTUNE HOLDINGS LIMITED
For and on behalf of T Proteus Limited

By:	/s/ Edward Gumbley and Christiaan De Bruyn
Name:	Edward Gumbley and Christiaan De Bruyn
Title:	as authorised signatories of T Proteus Limited as sole director of XPeng Fortune Holdings Limited

[Signature Page to XPeng Inc. Shareholders Agreement]

SCHEDULE 1

LIST OF PRINCIPALS, PRINCIPAL SHAREHOLDERS AND ADDRESSES FOR NOTICE

Principal	Principal Shareholder	Address for Notice
HE Xiaopeng (何小鹏)	Simplicity Holding Limited, a company incorporated under the laws of the British Virgin Islands with the company number 1998154	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Xiaopeng Email: hexp@xiaopeng.com

HE Xiaopeng (何小鹏)	Respect Holding Limited, a company incorporated under the laws of the British Virgin Islands with the company number 1998165	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Xiaopeng Email: hexp@xiaopeng.com

XIA Heng (夏珩)	Efficiency Investment Limited, a company incorporated under the laws of the British Virgin Islands with the company number 1998070	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: XIA Heng Email: xiah@xiaopeng.com

HE Tao (何涛)	Quality Enterprises Limited, a company incorporated under the laws of the British Virgin Islands with the company number 1998072	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: HE Tao Email: het@xiaopeng.com

SCHEDULE 2

LIST OF INVESTORS AND ADDRESSES FOR NOTICE

Investor	Address for Notice
XPD Holdings Limited	Building 101, Jia No. 10 Jiuxianqiao North Road Chaoyang District, Beijing 100015, PRC Attention: Dai Keying Email: sara@tupo.com Telephone: +86-18601199178

Taobao China Holding Limited

c/o Alibaba Group Services Limited

26th Floor, Tower One

Times Square, 1 Matheson Street

Causeway Bay, Hong Kong S.A.R.

Attention: General Counsel / Ying Xie

Email: legalnotice@hk.alibaba-inc.com /

ethan.xiey@alibaba-inc.com

GGV (Xpeng) Limited

Unit 3501, IFC II, 8 Century Avenue

Shanghai 200120, PRC

Attention: Jixun Foo

Email:jfoo@ggvc.com; ykuang@ggvc.com;

zzhao@ggvc.com

Facsimile : +86(21) 5403 5580

Telephone: +86(21) 6161 1720

With a copy to:

3000 Sand Hill Road, Building 4, Suite 230, Menlo Park

CA 94025, USA

Attention: Stephen Hyndman

Facsimile: +1 650 475 2151

Telephone: +1 650 475 2150

Matrix Partners China IV Hong Kong Limited	Flat 2807, 28/F, AIA Central No.1 Connaught Road, Central, Hong Kong Attention: Harry Man Email: harry.man@matrixpartners.com.cn; notice@matrixpartners.com.cn Telephone: +852 3651 6220

Morningside TMT Holding IV Limited	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Shunwei Top Venture Limited

Vistra Corporate Services Center, Wickhams Cay II,

Road Town, Tortola, VG 1110, British Virgin Islands

Attention: Mr. Tuck Lye Koh (许达来)

Email: tlkoh@shunwei.com; legal@shunwei.com;

finance@shunwei.com

With a copy to: Address: Unit 1309A, 13/F, Cable TV Tower, No. 9 Hoi Shing Road, Tsuen Wan, N.T., Hong Kong Attention: Mr. Tuck Lye Koh (许达来) Telephone: +852 24050088 Fax: +852 24050003

Markarian Investments Limited	c/o Tulloch & Co., 4 Hill Street London W1J 5NE, UK Attention: Alastair Tulloch Email: atulloch@atulloch.com; bhancock@dstgservices.com Telephone: +44 20 7318 1180

CK Investment Holdings Limited	34/F, New World Tower 1 18 Queen’s Road Central, Hong Kong Attention: Li Suyu Email: suyuli@nwd.com.hk Telephone: 852-37266486

HH XP (HK) Holdings Limited

28/F, Tower B, Ping An International Finance Centre

3 Xinyuan South Road, Chaoyang District

Beijing, 100027, PRC

Attention: Liming Huang

Email: lmhuang@hillhousecap.com;

Carbon Copy: legal@hillhousecap.com

Telephone: +86(10)-59520888

Magical Star Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi(施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

Morningside Special IV Hong Kong Limited	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Proficient Development Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi(施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

Robert S Bao	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Email: robertsbao@xiaopeng.com Telephone: +852-92208832

Sino EV Limited	21/F., Central 88, 88 Des Voeux Road Central, Hong Kong Attention: Ip, Wing Kiu Wendy Email: loveorigin@gmail.com Telephone: +852-3468-6928

Xenon Investment Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

KTB AI Limited Partnership	C/O, Room 2806, L’Avenue, No.99 Xianxia Road Changning District, Shanghai, China Attention: YEH Aieming Amy Email: ayeh@ktbchina.com Telephone: +86-21-6067-1778*168

KTB China Synergy Fund	C/O, Room 2806, L’Avenue, No.99 Xianxia Road Changning District, Shanghai, China Attention: YEH Aieming Amy Email: ayeh@ktbchina.com Telephone: +86-21-6067-1778*168

Luminous Ace Limited	34/F, New World Tower 1 18 Queen’s Road Central, Hong Kong Attention: Li Suyu Email: suyuli@nwd.com.hk Telephone: 852-37266486

Truly Magnetic Project Company Limited	Room 1111, New World Tower 1 18 Queen’s Road Central, Central, Hong Kong Attention: Cheng Yin Pan (郑彦斌) / Zhengxuan Shi (施正炫) Email: benypcheng@nwd.com.hk; simonshi@nwd.com.hk Telephone: 852-37266483

Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业（有限合伙）)	Room 2204, Building A1, Central Park Plaza No. 10 Park South Road, Chaoyang District Beijing 100026, PRC Attention: Charles Lin Email: charles.lin@centurium.com

CX TMT Holding IV Limited	380 Wuyuan Road, Xuhui District Shanghai, PRC Attention: Junfang Li (李俊芳) Email: chenxi@morningsidevc.com Telephone: +86-021-64380260

Pacific Rays Limited	Address: 6/Fl., Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Dongcheng District, Beijing, 100005, PRC Attention: Mr. Weiyi Zhang Email: weiyi_zhang@idgcapital.com Telephone: (86-10) 8590 1920

Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合 伙企业（有限合伙）)

Room 908, Qihao Beijing West Tower

No. 8 Xinyuan South Road, Chaoyang District

Beijing, 100027, PRC

Attention: Zeying Wang (王泽滢)

Email: zeying.wang@ebfcapital.com

Telephone: +86(10) 65025277-616; +86 13811321933

Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新创投资管理合伙企 业（有限合伙）)	6/Fl., Tower A, COFCO Plaza, 8 Jianguomennei Dajie, Dongcheng District, Beijing, 100005, PRC Attention: Mr. Weiyi Zhang Email: weiyi_zhang@idgcapital.com Telephone: (86-10) 8590 1920

Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企 业（有限合伙）)	2/F, Building 10, 15 Xinxing East Lane Xicheng District, Beijing, 100032, PRC Attention: Chi Zhang (张驰) Email: zhangchi@xindingcapital.com Telephone: +86 18611716227

Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理 中心（有限合伙）)	Room 2105, 21st Floor, Xinmao Building 233 Taicang Road, Huangpu District Shanghai, 200021, China Attention: Yan Han (韩彦) Email: herryhan@lightspeedcp.com Telephone: +86(21)-53866500

Speed Up Holdings Limited	Suite 604, FFC 5 Dongsanhuanzhong Road Beijing 100020, PRC Attention: General Counsel Email: legal-finance@kinzoncap.com Mobile: +86 18500067002

Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫企业管理 合伙企业（有限合伙）)	809-810, Kailin Center, Jinshui District Zhengzhou, Henan, 450000, PRC Attention: Xiangguang Zhang (张向光) Email: zhangxg@cicchuirong.com Telephone: +86 15120006670

XP Management Limited

Room 3501, 35th Floor, Jiahua Center

1010 Huaihai Zhong Road, Shanghai, 200031

Attention: Yikai Zhu (朱艺恺); Huaijin Dong (董怀谨)

Email: allan.zhu@yfc.cn (Yikai Zhu);

andrea.dong@yfc.cn (Huaijin Dong)

Telephone: +8621-3127 0909

Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理 合伙企业(有限合伙))

3000 Sand Hill Road, Building 4, Suite 230

Menlo Park,CA 94025, U.S.A.

Attention: Stephen Hyndman

Email: shyndman@ggvc.com

Telephone: +1 650 475 2150

With a copy to:

Unit 3501, IFC II, 8 Century Avenue

Pudong New District, Shanghai, PRC

Attention: FOO JI-XUN

Email:jfoo@ggvc.com

Telephone: +86(21) 6161 1720

Yincheng Investment Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资 合伙企业（有限合伙）)	7C East Hope Plaza, No. 1777 Century Avenue, Pudong Shanghai 200122, PRC Attention: Sha Li Email: sha.li@ebvc.com.cn Telephone: +86(21) 6165 2668

Fast Pace Limited	No. 33 Xi’erqi Middle Road, Haidian District Beijing, 100085, China Attention: ZHU Chengcai Email: zhuchengcai@xiaomi.com Telephone +86 18600826751

PV Xenon Investment II Limited

48/F, China World Tower A

1 Jian Guo Men Wai Avenue, Beijing, China

Attention: Jimmy Guo/Ena Leung

Tel: (010) 85598918 / (852) 3767-5000

Email: Jimmy.Guo@primavera-capital.com /

ena.leung@primvera-capital.com

Golden Eagle (Asia) Investment Limited	Wanmei Mansion, Civil Science & Technology Park Dongming North Road, Shiqi District Zhongshan City, Guangdong, PRC

Duowan Entertainment Corp.	Block B-1, Wanda Plaza Wanbo 2nd Road, Panyu District Guangzhou City, Guangdong, PRC

Evolution Special Opportunity Fund I, L.P.	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Evolution Fund I Co-investment, L.P.	Suite 905-6 on the 9th Floor of ICBC Tower Three Garden Road, Hong Kong Attention: Stephanie, TANG Email: USTMT_INV@morningsidevc.com Telephone: +852 2989 1120 Fax: +852 2989 1127

Bryan White	Bryan White Sahsen Ventures 600 University Street, Suite 3247 Seattle, WA 98101 (206) 632-4700

GU Brian Hongdi	GU Brian Hongdi
House B10, Regalia Bay, 88 Wong Ma Kok Road, Stanley, Hong Kong, PRC

SCHEDULE 3

LIST OF OFFICER HOLDCOS AND ADDRESSES FOR NOTICE

Officer Holdcos	Address for Notice
Quack Holding Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: GU Brian Hongdi Email: briangu@xiaopeng.com

Like Minded Enterprise Limited	No. 8 Songgang Road, Changxing Street Cencun, Tianhe District, Guangzhou Guangdong 510640, China Attention: XIAO Bin Email: xiaob@xiaopeng.com

SCHEDULE 4

CAPITALIZATION TABLE

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
XPeng Fortune Holdings Limited	Shares	Class A Ordinary Shares	33,349,070	3.3088%
Quack Holding Limited	Shares	Class A Ordinary Shares	17,643,400	1.7505%
Like Minded Enterprise Limited	Shares	Class A Ordinary Shares	15,760,000	1.5637%
Respect Holding Limited	Shares	Class B Ordinary Shares	21,000,000	2.0836%
Simplicity Holding Limited	Shares	Class B Ordinary Shares	230,234,375	22.8433%
Quality Enterprises Limited	Shares	Class B Ordinary Shares	20,000,000	1.9844%
Efficiency Investment Limited	Shares	Class B Ordinary Shares	60,000,000	5.9531%
XPD Holdings Limited	Shares	Series A-2 Preferred Shares	583,575	0.0579%
Taobao China Holding Limited	Shares	Series A Preferred Shares	50,540,875	5.0145%
GGV (Xpeng) Limited	Shares	Series A-1 Preferred Shares	18,571,950	1.8427%
Matrix Partners China IV Hong Kong Limited	Shares	Series A-1 Preferred Shares	10,317,750	1.0237%
Morningside TMT Holding IV Limited	Shares	Series A-1 Preferred Shares	14,639,425	1.4525%
Shunwei Top Venture Limited	Shares	Series A-1 Preferred Shares	2,947,925	0.2925%
GGV (Xpeng) Limited	Shares	Series B Preferred Shares	4,376,775	0.4343%
Markarian Investments Limited	Shares	Series B Preferred Shares	14,589,250	1.4475%
Matrix Partners China IV Hong Kong Limited	Shares	Series B Preferred Shares	2,917,850	0.2895%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Morningside TMT Holding IV Limited	Shares	Series B Preferred Shares	3,377,400	0.3351%
Taobao China Holding Limited	Shares	Series B Preferred Shares	54,709,700	5.4282%
CK Investment Holdings Limited	Shares	Series B-1 Preferred Shares	358,450	0.0356%
GGV (Xpeng) Limited	Shares	Series B-1 Preferred Shares	7,148,750	0.7093%
HH XP (HK) Holdings Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2280%
Magical Star Project Company Limited	Shares	Series B-1 Preferred Shares	2,665,450	0.2645%
Matrix Partners China IV Hong Kong Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2280%
Morningside Special IV Hong Kong Limited	Shares	Series B-1 Preferred Shares	7,287,250	0.7230%
Morningside TMT Holding IV Limited	Shares	Series B-1 Preferred Shares	12,556,625	1.2458%
Proficient Development Project Company Limited	Shares	Series B-1 Preferred Shares	1,571,700	0.1559%
Robert S Bao	Shares	Series B-1 Preferred Shares	919,125	0.0912%
Sino EV Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2280%
Xenon Investment Limited	Shares	Series B-1 Preferred Shares	21,387,275	2.1220%
Simplicity Holding Limited	Shares	Series B-1 Preferred Shares	29,871,475	2.9638%
Taobao China Holding Limited	Shares	Series B-1 Preferred Shares	18,382,450	1.8239%
GGV (Xpeng) Limited	Shares	Series B-2 Preferred Shares	1,776,075	0.1762%
HH XP (HK) Holdings Limited	Shares	Series B-2 Preferred Shares	1,998,100	0.1982%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
KTB AI Limited Partnership	Shares	Series B-2 Preferred Shares	2,697,425	0.2676%
KTB China Synergy Fund	Shares	Series B-2 Preferred Shares	1,298,750	0.1289%
Luminous Ace Limited	Shares	Series B-2 Preferred Shares	783,250	0.0777%
Sino EV Limited	Shares	Series B-2 Preferred Shares	559,475	0.0555%
Truly Magnetic Project Company Limited	Shares	Series B-2 Preferred Shares	1,214,850	0.1205%
Xenon Investment Limited	Shares	Series B-2 Preferred Shares	3,381,375	0.3355%
Simplicity Holding Limited	Shares	Series B-2 Preferred Shares	7,033,275	0.6978%
Taobao China Holding Limited	Shares	Series B-2 Preferred Shares	5,394,850	0.5353%
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业 （有限合伙）)	Shares	Class A Ordinary Shares	15,753,000	1.5630%
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业 （有限合伙）)	Shares	Series A Preferred Shares	27,567,750	2.7352%
CX TMT Holding IV Limited	Shares	Series A-1 Preferred Shares	3,932,550	0.3902%
Pacific Rays Limited	Shares	Series A-1 Preferred Shares	14,739,650	1.4624%
Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合伙企业 （有限合伙）)	Shares	Series A-1 Preferred Shares	2,653,125	0.2632%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新 创投资管理合伙企业（有限合伙）)	Warrants	Series A-2 Preferred Shares	3,501,425	0.3474%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series A-2 Preferred Shares	2,917,850	0.2895%
Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理中心（有限合伙）)	Shares	Series A-2 Preferred Shares	2,334,275	0.2316%
Speed Up Holdings Limited	Shares	Series A-2 Preferred Shares	2,334,275	0.2316%
CX TMT Holding IV Limited	Shares	Series B Preferred Shares	999,350	0.0992%
Pacific Rays Limited	Shares	Series B Preferred Shares	36,473,100	3.6188%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series B Preferred Shares	729,450	0.0724%
Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫企业管理合伙企业 （有限合伙）)	Shares	Series B Preferred Shares	7,294,625	0.7238%
XP Management Limited	Shares	Series B Preferred Shares	13,130,325	1.3028%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新创投资管理合伙企业（有限合伙）)	Warrants	Series B Preferred Shares	21,883,875	2.1713%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series B-1 Preferred Shares	8,935,900	0.8866%
CX TMT Holding IV Limited	Shares	Series B-1 Preferred Shares	5,432,025	0.5390%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series B-1 Preferred Shares	919,125	0.0912%
Speed Up Holdings Limited	Shares	Series B-1 Preferred Shares	459,550	0.0456%
Yincheng Investment Limited	Shares	Series B-1 Preferred Shares	3,888,600	0.3858%
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业 （有限合伙）)	Shares	Series B-1 Preferred Shares	4,595,600	0.4560%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series B-2 Preferred Shares	2,220,100	0.2203%
CX TMT Holding IV Limited	Shares	Series B-2 Preferred Shares	999,050	0.0991%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series B-2 Preferred Shares	3,996,200	0.3965%
Yincheng Investment Limited	Shares	Series B-2 Preferred Shares	614,800	0.0610%
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业 （有限合伙）)	Shares	Series B-2 Preferred Shares	1,998,100	0.1982%
PV Xenon Investment II Limited	Shares	Series C Preferred Shares	10,612,100	1.0529%
Fast Pace Limited	Shares	Series C Preferred Shares	13,265,100	1.3161%
Simplicity Holding Limited	Shares	Series C Preferred Shares	43,642,225	4.3301%
GGV (Xpeng) Limited	Shares	Series C Preferred Shares	3,183,625	0.3159%
Matrix Partners China IV Hong Kong Limited	Shares	Series C Preferred Shares	1,326,500	0.1316%
Shunwei Top Venture Limited	Shares	Series C Preferred Shares	397,950	0.0395%
Golden Eagle (Asia) Investment Limited	Shares	Series C Preferred Shares	2,653,025	0.2632%
Duowan Entertainment Corp.	Shares	Series C Preferred Shares	1,326,500	0.1316%
Evolution Special Opportunity Fund I, L.P.	Shares	Series C Preferred Shares	2,306,975	0.2289%
Evolution Fund I Co-I、 investment, L.P.	Shares	Series C Preferred Shares	346,050	0.0343%
Bryan White	Shares	Series C Preferred Shares	265,300	0.0263%
Markarian Investments Limited	Shares	Series C Preferred Shares	265,300	0.0263%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Pacific Rays Limited	Shares	Series C Preferred Shares	26,137,425	2.5933%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series C Preferred Shares	795,907	0.0790%
GU Brian Hongdi	Shares	Series C Preferred Shares	318,363	0.0316%

Total	/	/	1,007,884,715	100%

PRO FORMA CAPITALIZATION TABLE

(assuming full issuance of the reserved Shares under the 2019 ESOP Plan)

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
XPeng Fortune Holdings Limited	Shares	Class A Ordinary Shares	33,349,070	2.9820%
Quack Holding Limited	Shares	Class A Ordinary Shares	17,643,400	1.5776%
Like Minded Enterprise Limited	Shares	Class A Ordinary Shares	15,760,000	1.4092%
Respect Holding Limited	Shares	Class B Ordinary Shares	21,000,000	1.8778%
Simplicity Holding Limited	Shares	Class B Ordinary Shares	230,234,375	20.5869%
Quality Enterprises Limited	Shares	Class B Ordinary Shares	20,000,000	1.7883%
Efficiency Investment Limited	Shares	Class B Ordinary Shares	60,000,000	5.3650%
XPD Holdings Limited	Shares	Series A-2 Preferred Shares	583,575	0.0522%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Taobao China Holding Limited	Shares	Series A Preferred Shares	50,540,875	4.5192%
GGV (Xpeng) Limited	Shares	Series A-1 Preferred Shares	18,571,950	1.6606%
Matrix Partners China IV Hong Kong Limited	Shares	Series A-1 Preferred Shares	10,317,750	0.9226%
Morningside TMT Holding IV Limited	Shares	Series A-1 Preferred Shares	14,639,425	1.3090%
Shunwei Top Venture Limited	Shares	Series A-1 Preferred Shares	2,947,925	0.2636%
GGV (Xpeng) Limited	Shares	Series B Preferred Shares	4,376,775	0.3914%
Markarian Investments Limited	Shares	Series B Preferred Shares	14,589,250	1.3045%
Matrix Partners China IV Hong Kong Limited	Shares	Series B Preferred Shares	2,917,850	0.2609%
Morningside TMT Holding IV Limited	Shares	Series B Preferred Shares	3,377,400	0.3020%
Taobao China Holding Limited	Shares	Series B Preferred Shares	54,709,700	4.8920%
CK Investment Holdings Limited	Shares	Series B-1 Preferred Shares	358,450	0.0321%
GGV (Xpeng) Limited	Shares	Series B-1 Preferred Shares	7,148,750	0.6392%
HH XP (HK) Holdings Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2055%
Magical Star Project Company Limited	Shares	Series B-1 Preferred Shares	2,665,450	0.2383%
Matrix Partners China IV Hong Kong Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2055%
Morningside Special IV Hong Kong Limited	Shares	Series B-1 Preferred Shares	7,287,250	0.6516%
Morningside TMT Holding IV Limited	Shares	Series B-1 Preferred Shares	12,556,625	1.1228%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Proficient Development Project Company Limited	Shares	Series B-1 Preferred Shares	1,571,700	0.1405%
Robert S Bao	Shares	Series B-1 Preferred Shares	919,125	0.0822%
Sino EV Limited	Shares	Series B-1 Preferred Shares	2,297,800	0.2055%
Xenon Investment Limited	Shares	Series B-1 Preferred Shares	21,387,275	1.9124%
Simplicity Holding Limited	Shares	Series B-1 Preferred Shares	29,871,475	2.6710%
Taobao China Holding Limited	Shares	Series B-1 Preferred Shares	18,382,450	1.6437%
GGV (Xpeng) Limited	Shares	Series B-2 Preferred Shares	1,776,075	0.1588%
HH XP (HK) Holdings Limited	Shares	Series B-2 Preferred Shares	1,998,100	0.1787%
KTB AI Limited Partnership	Shares	Series B-2 Preferred Shares	2,697,425	0.2412%
KTB China Synergy Fund	Shares	Series B-2 Preferred Shares	1,298,750	0.1161%
Luminous Ace Limited	Shares	Series B-2 Preferred Shares	783,250	0.0700%
Sino EV Limited	Shares	Series B-2 Preferred Shares	559,475	0.0500%
Truly Magnetic Project Company Limited	Shares	Series B-2 Preferred Shares	1,214,850	0.1086%
Xenon Investment Limited	Shares	Series B-2 Preferred Shares	3,381,375	0.3024%
Simplicity Holding Limited	Shares	Series B-2 Preferred Shares	7,033,275	0.6289%
Taobao China Holding Limited	Shares	Series B-2 Preferred Shares	5,394,850	0.4824%
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优企业管理合伙企业（有限合伙）)	Shares	Class A Ordinary Shares	15,753,000	1.4086%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海 车优企业管理合伙企业 （有限合伙）)	Shares	Series A Preferred Shares	27,567,750	2.4650%
CX TMT Holding IV Limited	Shares	Series A-1 Preferred Shares	3,932,550	0.3516%
Pacific Rays Limited	Shares	Series A-1 Preferred Shares	14,739,650	1.3180%
Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合伙企业 （有限合伙）)	Shares	Series A-1 Preferred Shares	2,653,125	0.2372%
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新 创投资管理合伙企业（有 限合伙）)	Warrants	Series A-2 Preferred Shares	3,501,425	0.3131%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series A-2 Preferred Shares	2,917,850	0.2609%
Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理中心（有限合伙）)	Shares	Series A-2 Preferred Shares	2,334,275	0.2087%
Speed Up Holdings Limited	Shares	Series A-2 Preferred Shares	2,334,275	0.2087%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
CX TMT Holding IV Limited	Shares	Series B Preferred Shares	999,350	0.0894%
Pacific Rays Limited	Shares	Series B Preferred Shares	36,473,100	3.2613%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企 业管理咨询合伙企业（有限合伙）)	Shares	Series B Preferred Shares	729,450	0.0652%
Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫企业管理合伙企业 （有限合伙）)	Shares	Series B Preferred Shares	7,294,625	0.6523%
XP Management Limited	Shares	Series B Preferred Shares	13,130,325	1.1741%
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新创投资管理合伙企业（有 限合伙）)	Warrants	Series B Preferred Shares	21,883,875	1.9568%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series B-1 Preferred Shares	8,935,900	0.7990%
CX TMT Holding IV Limited	Shares	Series B-1 Preferred Shares	5,432,025	0.4857%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series B-1 Preferred Shares	919,125	0.0822%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
Speed Up Holdings Limited	Shares	Series B-1 Preferred Shares	459,550	0.0411%
Yincheng Investment Limited	Shares	Series B-1 Preferred Shares	3,888,600	0.3477%
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业 （有限合伙）)	Shares	Series B-1 Preferred Shares	4,595,600	0.4109%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series B-2 Preferred Shares	2,220,100	0.1985%
CX TMT Holding IV Limited	Shares	Series B-2 Preferred Shares	999,050	0.0893%
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业（有限合伙）)	Shares	Series B-2 Preferred Shares	3,996,200	0.3573%
Yincheng Investment Limited	Shares	Series B-2 Preferred Shares	614,800	0.0550%
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业 （有限合伙）)	Shares	Series B-2 Preferred Shares	1,998,100	0.1787%
PV Xenon Investment II Limited	Shares	Series C Preferred Shares	10,612,100	0.9489%
Fast Pace Limited	Shares	Series C Preferred Shares	13,265,100	1.1861%
Simplicity Holding Limited	Shares	Series C Preferred Shares	43,642,225	3.9024%

Holder	Type	Class of Shares Held or Exercisable for	Number of Shares	Percentage (as- converted, fully-diluted)
GGV (Xpeng) Limited	Shares	Series C Preferred Shares	3,183,625	0.2847%
Matrix Partners China IV Hong Kong Limited	Shares	Series C Preferred Shares	1,326,500	0.1186%
Shunwei Top Venture Limited	Shares	Series C Preferred Shares	397,950	0.0356%
Golden Eagle (Asia) Investment Limited	Shares	Series C Preferred Shares	2,653,025	0.2372%
Duowan Entertainment Corp.	Shares	Series C Preferred Shares	1,326,500	0.1186%
Evolution Special Opportunity Fund I, L.P.	Shares	Series C Preferred Shares	2,306,975	0.2063%
Evolution Fund I Co-I、investment, L.P.	Shares	Series C Preferred Shares	346,050	0.0309%
Bryan White	Shares	Series C Preferred Shares	265,300	0.0237%
Markarian Investments Limited	Shares	Series C Preferred Shares	265,300	0.0237%
Pacific Rays Limited	Shares	Series C Preferred Shares	26,137,425	2.3371%
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Shares	Series C Preferred Shares	795,907	0.0712%
GU Brian Hongdi	Shares	Series C Preferred Shares	318,363	0.0285%
Reserved Shares under the 2019 ESOP Plan	Shares	Class A Ordinary Shares	110,469,630	9.8779%

Total	/	/	1,118,354,345	100%

SCHEDULE 5

LIST OF COMPANY COMPETITORS

1.	Nio Inc.

2.	CHJ Automotive Co. Ltd.

3.	WM Motor Technology Co., Ltd.

SCHEDULE 6

LIST OF ALIBABA COMPETITORS

1.	Tencent (腾讯)

2.	JD (京东)

3.	China Internet Plus (美团-大众点评、新美大)

SCHEDULE 7

LIST OF ORIGINAL ISSUE DATES AND ORIGINAL ISSUE PRICES

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
XPeng Fortune Holdings Limited	Class A Ordinary Shares	2020/6/28	333.49	0.00001
Quack Holding Limited	Class A Ordinary Shares	2020/6/28	176.44	0.00001
Like Minded Enterprise Limited	Class A Ordinary Shares	2020/6/28	157.60	0.00001
Respect Holding Limited	Class B Ordinary Shares	2020/6/28	210.00	0.00001
Simplicity Holding Limited	Class B Ordinary Shares	2017/9/7	51,596,941.03	0.224106
Quality Enterprises Limited	Class B Ordinary Shares	2015/2/6	130,588.79	0.006529
Efficiency Investment Limited	Class B Ordinary Shares	2015/2/9	391,446.89	0.006524
XPD Holdings Limited	Series A-2 Preferred Shares	2018/3/19	789,639.92	1.353108
Taobao China Holding Limited	Series A Preferred Shares	2017/12/5	46,586,904.24	0.921767
GGV (Xpeng) Limited	Series A-1 Preferred Shares	2018/3/26	19,090,909.00	1.027943
Matrix Partners China IV Hong Kong Limited	Series A-1 Preferred Shares	2018/3/30	10,606,051.00	1.027942
Morningside TMT Holding IV Limited	Series A-1 Preferred Shares	2018/3/26	15,048,485.00	1.027942
Shunwei Top Venture Limited	Series A-1 Preferred Shares	2018/3/26	3,030,303.03	1.027944
GGV (Xpeng) Limited	Series B Preferred Shares	2018/5/4	9,375,000.00	2.141988
Markarian Investments Limited	Series B Preferred Shares	2018/5/29	31,250,000.00	2.141988
Matrix Partners China IV Hong Kong Limited	Series B Preferred Shares	2018/5/15	6,249,990.00	2.141985
Morningside TMT Holding IV Limited	Series B Preferred Shares	2018/5/15	7,234,375.00	2.141995
Taobao China Holding Limited	Series B Preferred Shares	2018/5/8	117,787,479.98	2.152954

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
CK Investment Holdings Limited	Series B-1 Preferred Shares	2019/1/30	1,156,005.01	3.225010
GGV (Xpeng) Limited	Series B-1 Preferred Shares	2018/12/27	22,595,040.30	3.160698
HH XP (HK) Holdings Limited	Series B-1 Preferred Shares	2019/1/7	7,285,337.53	3.170571
Magical Star Project Company Limited	Series B-1 Preferred Shares	2019/1/28	8,554,319.93	3.209334
Matrix Partners China IV Hong Kong Limited	Series B-1 Preferred Shares	2019/1/7	7,285,332.53	3.170569
Morningside Special IV Hong Kong Limited	Series B-1 Preferred Shares	2019/1/14	23,182,070.70	3.181182
Morningside TMT Holding IV Limited	Series B-1 Preferred Shares	2019/1/2	39,645,090.61	3.157305
Proficient Development Project Company Limited	Series B-1 Preferred Shares	2019/1/28	5,044,098.99	3.209327
Robert S Bao	Series B-1 Preferred Shares	2019/1/7	2,914,135.01	3.170554
Sino EV Limited	Series B-1 Preferred Shares	2018/12/29	7,257,526.05	3.158467
Xenon Investment Limited	Series B-1 Preferred Shares	2018/12/28	67,550,819.37	3.158458
Simplicity Holding Limited	Series B-1 Preferred Shares	2018/10/8	94,487,730.81	3.163142
Taobao China Holding Limited	Series B-1 Preferred Shares	2018/12/24	57,965,973.97	3.153332
GGV (Xpeng) Limited	Series B-2 Preferred Shares	2018/12/27	6,455,725.91	3.634827
HH XP (HK) Holdings Limited	Series B-2 Preferred Shares	2019/1/7	7,285,337.53	3.646133
KTB AI Limited Partnership	Series B-2 Preferred Shares	2019/3/22	10,049,577.92	3.725619
KTB China Synergy Fund	Series B-2 Preferred Shares	2019/5/23	4,710,964.00	3.627306
Luminous Ace Limited	Series B-2 Preferred Shares	2019/1/28	2,885,000.00	3.683371
Sino EV Limited	Series B-2 Preferred Shares	2018/12/29	2,032,107.30	3.632168

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
Truly Magnetic Project Company Limited	Series B-2 Preferred Shares	2019/1/28	4,483,643.55	3.690697
Xenon Investment Limited	Series B-2 Preferred Shares	2018/12/28	12,281,967.23	3.632241
Simplicity Holding Limited	Series B-2 Preferred Shares	2018/10/8	25,584,370.19	3.637618
Taobao China Holding Limited	Series B-2 Preferred Shares	2018/12/24	19,563,516.22	3.626332
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优 企业管理合伙企业（有限合伙）)	Class A Ordinary Shares	2017/4/6	785,655.01	0.049873
Shanghai Cheyou Enterprise Management Partnership (Limited Partnership) (上海车优 企业管理合伙企业（有限合伙）)	Series A Preferred Shares	2017/7/4	24,746,277.01	0.897653
CX TMT Holding IV Limited	Series A-1 Preferred Shares	2018/3/21	4,208,467.41	1.070162
Pacific Rays Limited	Series A-1 Preferred Shares	2018/3/23	15,804,779.37	1.072263
Zhuhai Guangkong Zhongying Industrial Investment Fund Partnership (Limited Partnership) (珠海光控众盈产业投资基金合伙 企业（有限合伙）)	Series A-1 Preferred Shares	2018/3/26	2,848,416.76	1.073608
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新创投资管理合伙企业（有限合伙）)	Series A-2 Preferred Shares	2018/1/26	4,729,175.86	1.350643

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫 企业管理咨询合伙企业（有限合伙）)	Series A-2 Preferred Shares	2018/1/15	3,871,527.24	1.326842
Shanghai Guangyi Investment Management Center (Limited Partnership) (上海光易投资管理中心（有限合伙）)	Series A-2 Preferred Shares	2018/3/20	3,162,255.32	1.354706
Speed Up Holdings Limited	Series A-2 Preferred Shares	2018/3/20	3,162,255.32	1.354706
CX TMT Holding IV Limited	Series B Preferred Shares	2018/4/4	2,177,160.47	2.178577
Pacific Rays Limited	Series B Preferred Shares	2018/4/12	79,574,752.52	2.181738
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业 （有限合伙）)	Series B Preferred Shares	2018/4/2	1,593,270.03	2.184207
Shanghai Huiyu Enterprise Management Partnership (Limited Partnership) (上海汇豫 企业管理合伙企业（有限合伙）)	Series B Preferred Shares	2018/4/12	15,914,950.50	2.181737
XP Management Limited	Series B Preferred Shares	2018/4/11	28,611,848.48	2.179066
Tianjin Ruifeng Xinchuang Investment Management Partnership (Limited Partnership) (天津瑞丰新创投资管 理合伙企业（有限合伙）)	Series B Preferred Shares	2018/4/9	47,533,035.46	2.172058
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Series B-1 Preferred Shares	2018/10/29	28,027,220.12	3.136474

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
CX TMT Holding IV Limited	Series B-1 Preferred Shares	2018/10/24	17,042,259.61	3.137368
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫 企业管理咨询合伙企业 （有限合伙）)	Series B-1 Preferred Shares	2018/10/17	2,894,230.35	3.148897
Speed Up Holdings Limited	Series B-1 Preferred Shares	2018/10/25	1,440,735.35	3.135100
Yincheng Investment Limited	Series B-1 Preferred Shares	2018/10/24	12,199,977.65	3.137370
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏股权投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	2018/10/24	14,418,155.34	3.137383
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)	Series B-2 Preferred Shares	2018/10/29	8,007,777.07	3.606944
CX TMT Holding IV Limited	Series B-2 Preferred Shares	2018/10/24	3,604,538.84	3.607966
Shanghai Jihe Enterprise Management Consulting Partnership (Limited Partnership) (上海霁赫企业管理咨询合伙企业 （有限合伙）)	Series B-2 Preferred Shares	2018/10/17	14,471,151.76	3.621228
Yincheng Investment Limited	Series B-2 Preferred Shares	2018/10/24	2,218,177.69	3.607966
Ningbo Dingpeng Equity Investment Partnership (Limited Partnership) (宁波鼎鹏 股权投资合伙企业（有限合伙）)	Series B-2 Preferred Shares	2018/11/2	7,240,934.07	3.623910

Holder	Class of Shares Held or Exercisable for	Original Issue Date (Year/Month/ Date)	Aggregate Original Issue Price (US$)	Per Share Original Issue Price (US$)
PV Xenon Investment II Limited	Series C Preferred Shares	2019/12/2	40,000,000.00	3.7693
Fast Pace Limited	Series C Preferred Shares	2019/12/2	50,000,000.00	3.7693
Simplicity Holding Limited	Series C Preferred Shares	2019/12/2	164,500,000.00	3.7693
GGV (Xpeng) Limited	Series C Preferred Shares	2019/12/2	12,000,000.00	3.7693
Matrix Partners China IV Hong Kong Limited	Series C Preferred Shares	2019/12/2	5,000,000.00	3.7693
Shunwei Top Venture Limited	Series C Preferred Shares	2019/12/2	1,500,000.00	3.7693
Golden Eagle (Asia) Investment Limited	Series C Preferred Shares	2019/12/2	10,000,000.00	3.7693
Duowan Entertainment Corp.	Series C Preferred Shares	2019/12/2	5,000,000.00	3.7693
Evolution Special Opportunity Fund I, L.P.	Series C Preferred Shares	2019/12/2	8,695,652.00	3.7693
Evolution Fund I Co-investment, L.P.	Series C Preferred Shares	2019/12/2	1,304,348.00	3.7693
Bryan White	Series C Preferred Shares	2019/12/2	1,000,000.00	3.7693
Markarian Investments Limited	Series C Preferred Shares	2019/12/2	1,000,000.00	3.7693
Pacific Rays Limited	Series C Preferred Shares	2020/4/10	98,519,394.25	3.7693
Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业 （有限合伙）)	Series C Preferred Shares	2020/5/11	3,000,000.00	3.7693
GU Brian Hongdi	Series C Preferred Shares	2020/5/26	1,200,000.00	3.7693

SCHEDULE 8

AGGREGATION FOR INFORMATION RIGHTS

The shareholding of Persons listed below in the same paragraph shall be aggregated for purpose of Section 2.1 of the Agreement:

1.	Morningside Special IV Hong Kong Limited, Morningside TMT Holding IV Limited, CX TMT Holding IV Limited, Evolution Special Opportunity Fund I, L.P. and Evolution Fund I Co-investment, L.P.

2.	Xenon Investment Limited, Yincheng Investment Limited and PV Xenon Investment II Limited

3.	GGV (Xpeng) Limited and Shanghai Yuanxin Enterprise Management Partnership (Limited Partnership) (上海源莘企业管理合伙企业（有限合伙）)

4.	KTB AI Limited Partnership and KTB China Synergy Fund

5.	Truly Magnetic Project Company Limited, Magical Star Project Company Limited, Proficient Development Project Company Limited, CK Investment Holdings Limited and Luminous Ace Limited

EXHIBITA

FORM OF DEED OF ADHERENCE

The undersigned is executing and delivering to              this Deed of Adherence dated              pursuant to the Amended and Restated Shareholders Agreement, dated as of              (as it may be amended from time to time in accordance with its terms, the “Shareholders Agreement”), by and among              and certain other parties thereto. Capitalized terms used but not defined in this Deed of Adherence shall have their meanings in the Shareholders Agreement.

The undersigned hereby acknowledges, agrees and confirms that, it is the [transferee] / [subscriber] of certain [Shares] / [Warrants] and, by its execution of this Deed of Adherence, it is made a party to the Shareholders Agreement and shall have all of the rights and obligations of a [Shareholder] / [Warrant Holder] [and Investor] thereunder from the date hereof as if it had executed the Shareholders Agreement. The undersigned hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

The address for notice of the undersigned shall be as follows:

Address:
Tel:
Fax:
Email:
Attention:

The undersigned hereby further confirms that, for purposes of Schedule 7 of the Shareholders Agreement, the relevant information for the undersigned is as follows:

Holder:
Class of Shares held or Exercisable for:
Original Issue Date:
Aggregate Original Issue Price:
Per Share Original Issue Price:

This Deed of Adherence shall be governed by and construed exclusively in accordance with the Laws of the State of New York (without giving effect to any choice of law principles thereof that would cause the application of the Laws of another jurisdiction).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED	)
by	)
in the presence of:	)

Name:
[Name of witness]
Address:

Signature Page to XPeng Inc. Deed of Adherence

Acknowledged and accepted by:

XPENG INC.

By:
Name:
Title:

Signature Page to XPeng Inc. Deed of Adherence